UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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E. I. du Pont de Nemours and Company

(Name of Registrant as Specified In Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Trian Partners, L.P.

Trian Partners Strategic Investment Fund, L.P.

Trian Partners Strategic Investment Fund II, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund (ERISA), L.P.

Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian SPV (SUB) VIII, L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Fund (Sub)-G II, L.P.

Nelson Peltz

Peter W. May

Edward P. Garden

John H. Myers

Arthur B. Winkleblack

Robert J. Zatta

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 11, 2015, Trian Fund Management, L.P. (“Trian”) posted the following materials to http://www.DuPontCanBeGreat.com:

February 11, 2015

Dear Fellow Stockholders:

We are writing to you on behalf of investment funds managed by Trian Fund Management, L.P., which currently beneficially own approximately 24.6 million shares of E. I. du Pont de Nemours and Company (NYSE: DD), valued at approximately $1.9 billion. As one of DuPont’s largest stockholders, our interests are directly aligned with yours.

As stockholders, we have a collective responsibility to hold management accountable for continued underperformance and repeated failures to deliver promised revenues and earnings targets. It is simply not acceptable that earnings in 2012, 2013, 2014 and, according to DuPont’s own guidance, 2015, are all below earnings in 2011. You have an opportunity to ensure that the Company’s Board of Directors is focused on significantly improving long-term performance at DuPont by electing independent-minded, highly experienced directors to the Board who have been nominated by a fellow stockholder.

The 2015 Annual Meeting of DuPont Stockholders is only a few months away. After extensive analysis, as documented in our White Paper available at www.DuPontCanBeGreat.com, we believe new perspectives and more robust oversight of management are necessary from the DuPont Board. Since Trian first invested in DuPont in March 2013, DuPont has announced several positive initiatives, such as the announced spin-off of Performance Chemicals (Chemours), the “Fresh Start” cost-reduction initiatives, a share repurchase program and the appointment of two new independent directors. While we believe that Trian has already made a positive impact at the Company, we are concerned that the Board has only taken action in the face of outside pressure, rather than consistently prioritizing stockholder value on its own. In addition, Trian believes that much more can be done to optimize stockholder value and that management will continue to fail to achieve its previously announced financial targets of 7% revenue growth and 12% EPS growth. Had management met its financial targets since 2011, EPS would be 51% higher than it is today.

As a result, we have nominated four highly qualified independent director candidates with experience and skills in areas critical to DuPont. Our nominees–Nelson Peltz, John H. Myers, Arthur B. Winkleblack, and Robert J. Zatta–are ready to join the DuPont Board and to assist the Company with its plans and strategies to realize appropriate longterm value for ALL DuPont stockholders. We believe DuPont will benefit by having directors nominated by stockholders serve on its Board, rather than having the Board comprised solely of individuals nominated by existing directors. In Trian’s view, directors nominated by stockholders are more likely to be independent of management and, therefore, will hold management accountable and better represent stockholder interests.

Trian has been exceedingly patient–we invested in DuPont nearly two years ago. In December 2013, we agreed not to hold a proxy contest at the 2014 Annual Meeting to give DuPont a chance to prove it could achieve its 2014 financial goals, despite our skepticism that management could deliver. At that time, the lead director encouraged us to hold management and the Board accountable if DuPont failed. Management and the Board failed to deliver results. In June 2014, after DuPont announced it would miss guidance for the third year in a row, we offered a settlement under which one Trian Principal (and no other Trian nominees)

would be added to the Board. In return, we pledged to work constructively to unlock value with a single minority director – one where we could only influence events by convincing the majority of the incumbent Board members with “the power of the argument.” That proposal was flatly rejected by the Board in August. We respectfully asked DuPont to reconsider given the distraction and cost of a proxy contest. Once again, our proposal was flatly rejected.

That same month, public filings made by the private equity owners of Axalta (formerly the Performance Coatings segment of DuPont) revealed that earnings before interest, taxes, and depreciation (EBITDA, a measure of cash flow and profitability) at the Performance Coatings segment under private equity ownership was 67% higher the moment it was separated from DuPont. Meanwhile, DuPont continues to perform poorly, as evidenced by 2014 results and 2015 guidance, released in late January 2015, that were both below 2011 levels.

With continuing poor results, it is time for a change at DuPont.

A vote for Trian’s nominees is a vote for four highly qualified individuals who will work collaboratively with the Board to:

1.

Assess the corporate structure and determine whether management is capable of achieving best-in-class revenue growth and margins with the existing portfolio or whether there is a need to separate the portfolio; Trian nominees are open-minded as to the best path forward

2.	Eliminate excess corporate costs and ensure productivity initiatives hit the bottom line

3.

Assess capital allocation including organic investments (R&D, capital expenditures, industrial biosciences initiatives), M&A, and balance sheet efficiency/capital return policies (increasing dividends)

4.	Improve corporate governance including transparency of business performance, alignment of compensation programs with performance, and overall accountability for promised performance

Trian does not see this election as a referendum on separating the businesses, but rather a referendum on DuPont’s financial performance. If elected to the Board, the Trian nominees will seek to work collaboratively with the other Board members to determine whether value can be optimized in the current structure or through a separation.

As a stockholder with an aggregate investment of approximately $1.9 billion in DuPont, we have far more at stake than the current independent members of the Board who, according to DuPont’s most recent proxy statement and other public filings, collectively beneficially own DuPont shares with a value of approximately $20 million.1 It is also worth noting that the CEO has sold approximately 54% of her shares since Trian first invested in DuPont in March 2013, a development one significant DuPont stockholder recently told the Wall Street Journal is “alarming”.2 We believe stockholders approve share awards to management in order to assure an alignment of interest, not for management to sell prematurely. Does the CEO selling stock betray a lack of confidence in her own plans for the Company?

[1]	See pages 7 and 75 of the Trian White Paper for additional information regarding stock ownership by DuPont’s independent directors.
[2]	Source: “Stock Sales by DuPont CEO Raise Eyebrows”, Wall Street Journal, 2/10/15. See page 74 of the Trian White Paper for additional information regarding Trian’s analysis of these sales.

On a fully diluted basis, Trian beneficially owns over 90 times as many shares as all of the independent members of the Board combined. Given our substantial investment, our strong track record of long-term value creation and our history of working with boards and management teams of the companies we invest in, stockholders can be assured that Trian’s nominees want only what is in the best interest of DuPont and all of its stockholders. We view this proxy contest as the democratic process at work, and we look forward to continuing our dialogue with you, our fellow stockholders, to improve performance and unlock value at DuPont.

Our nominees have a strong track record of value creation, relevant operating expertise, and are committed to working with management and directors to improve DuPont’s performance and unlock its value. Given the strength and experience of our nominees as well as our interest in seeing DuPont achieve its full potential, we wonder why it is expending substantial management time and millions of dollars of stockholder funds to keep well qualified stockholder nominees off of its Board. The real question is: what is DuPont’s leadership afraid of?

With the right changes, DUPONT CAN BE GREAT. DuPont stockholders should insist on nothing less.

Thank you for your continued support and consideration of our materials. Your vote is important to all of us–only you have the power to decide the outcome of this election.

Sincerely,
Trian Fund Management, L.P.

Nelson Peltz Founding Partner & Chief Executive Officer	Peter May Founding Partner & President	Ed Garden Founding Partner & Chief Investment Officer

The views expressed in this letter represent the opinions of Trian Fund Management, L.P. (“Trian”) and the investment funds it manages that hold shares of E.I. du Pont de Nemours and Company (collectively, Trian with such funds, “Trian Partners”), and are based on publicly available information with respect to E. I. du Pont de Nemours and Company (the “Company”). Trian Partners recognizes that there may be confidential information in the possession of the Company that could lead it to disagree with Trian Partners’ conclusions. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Trian Partners disclaims any obligation to update the information or opinions contained in this letter.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. Neither the Participants (as defined below) nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of this letter, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

This letter is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This letter does not recommend the purchase or sale of any security. Funds managed by Trian currently beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading–buying and selling–securities. It is possible that there will be developments in the future that cause one or more of such funds from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Cautionary Statement Regarding Forward-Looking Statements

This letter contains forward-looking statements. All statements contained in this letter that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this letter that are not historical facts are based on current expectations, speak only as of the date of this letter and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian Partners. Although Trian Partners believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this letter, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this letter will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this letter, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this letter to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information

Trian Partners, together with other Participants, intend to file with the SEC a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in a preliminary proxy statement filed by Trian Partners and the other Participants with the SEC on February 11, 2015 and in any amendments to that preliminary proxy statement. Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the Participants. When completed and available, Trian Partners’ definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Trian Partners in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Trian Partners with the SEC will also be available, without charge, by directing a request to Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016 (call collect: 212-929-5500; call toll free: 800-322-2885) or email: proxy@mackenziepartners.com.

A Referendum on Performance and Accountability February 11, 2015 © 2015 Trian Fund Management, L.P. All rights reserved.

Disclosure Statement And Disclaimers

Additional Information

Trian Fund Management, L.P. ("Trian"), Trian Partners, L.P., Trian Partners Strategic Investment Fund, L.P., Trian Partners Strategic Investment Fund II, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Master Fund (ERISA), L.P., Trian Partners Strategic Investment Fund-A, L.P., Trian Partners Strategic Investment Fund-D, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian SPV (SUB) VIII, L.P., Trian Partners Fund (Sub)-G, L.P., Trian Partners Fund (Sub)-G II, L.P., Trian Fund Management GP, LLC, Nelson Peltz, Peter W. May, Edward P. Garden, John H. Myers, Arthur B. Winkleblack and Robert J. Zatta (collectively, the "Participants") intend to file with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the "2015 Annual Meeting") of E.I. du Pont de Nemours and Company (the "Company"). Information relating to the Participants has been included in a preliminary proxy statement filed by the Participants with the SEC on February 11, 2015 and any amendments to that preliminary proxy statement. Stockholders are advised to read the definitive proxy statement and other documents related to the solicitation of stockholders of the Company for use at the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the Participants. When completed and available, the Participants' definitive proxy statement will be mailed to stockholders of the Company. These materials and other materials filed by the Participants in connection with the solicitation of proxies will be available at no charge at the SEC's website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by the Participants with the SEC will also be available, without charge, by directing a request by mail, telephone or email to Trian's proxy solicitor, MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016 (call collect: (212) 929-5500; call toll free: (800) 322-2885) or email: proxy@mackenziepartners.com.

General Considerations

This presentation is for general informational purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in this presentation represent the opinions of Trian and the funds it manages (collectively, Trian and such funds, "Trian Partners"), and are based on publicly available information with respect to the Company and the other companies referred to herein. Trian Partners recognizes that there may be confidential information in the possession of the companies discussed in this presentation that could lead such companies to disagree with Trian Partners' conclusions. Certain financial information and data used herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third party reports. Funds managed by Trian currently beneficially own shares of the Company.

Trian Partners has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Trian Partners does not endorse third-party estimates or research which are used in this presentation solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results.

Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any third party, SEC or other regulatory filing or third party report. Unless otherwise indicated, the figures presented in this presentation, including return on invested capital ("ROIC") and investment values have not been calculated using generally accepted accounting principles ("GAAP") and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected in this presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security.

Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Trian Partners disclaims any obligation to update the data, information or opinions contained in this presentation.

Note: Disclosure Statement and Disclaimers are continued on the next page

DuPont Can Be Great 2

Disclosure Statement And Disclaimers (cont’d) 3 Forward - Looking Statements This presentation contains forward - looking statements. All statements contained in this presentation that are not clearly histor ical in nature or that necessarily depend on future events are forward - looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estim ate,” “plan,” and similar expressions are generally intended to identify forward - looking statements . The projected results and statements contained in this presentation that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, uncertainties and other factors th at may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such pro jected results and statements . Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market cond iti ons and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control o f T rian Partners . Although Trian Partners believes that the assumptions underlying the projected results or forward - looking statements are reasonable as of the date of th is presentation, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the projected results or forward - looking statemen ts included in this presentation will prove to be accurate . In light of the significant uncertainties inherent in the projected results and forward - looking statements included in this present ation, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and initiatives expressed or implied by such projected results and forward - looking statements will be achieved . Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward - looking statements in this presentation to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events . Not An Offer to Sell or a Solicitation of an Offer to Buy Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds managed by Trian are in the business of trading -- buying and selling -- securities. It is possible that there will be developments in the future that cause one or more of such funds from time to time to sell all or a portion of their holdings in open market transactions or otherwise (includin g v ia short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instrume nts relating to such shares . Consequently , Trian Partners’ beneficial ownership of shares of, and/or economic interest in, the Company‘s common stock may vary over time depending on various factors, with or without regard to Trian Partners’ views of the Company’s business, prospects or valuation (including the market price of the Company ’s common stock), including without limitation, other investment opportunities available to Trian Partners, concentration of positions in the portfolios man aged by Trian, conditions in the securities markets and general economic and industry conditions . Trian Partners also reserves the right to change its intentions with respect to its investments in the Company and take any actions with respect to investments in the Company as it may deem appropriate. Concerning Intellectual Property All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of th eir respective owners, and Trian Partners’ use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.

Trian Overview

- **Trian Fund Management, L.P. is an investment management firm with ~$11.3bn of assets under management and callable commitments.***
- **Founded in November 2005 by its Principals, Nelson Peltz, Peter May and Ed Garden**
- **Invests in world-class companies with leading brands and products**
- **Trian is constructive, long-term, operational, and strategic**

Tiffany & Co. ▲
State Street
Family Dollar ▲
Kraft Foods ▲
Ingersoll Rand ▲
IHG
Danone
Legg Mason ▲
The Wendy's Company ▲
Heinz ▲
PepsiCo ▲
Allegion
DuPont
Domino's Pizza
Dr Pepper Snapple Group ▲
Lazard
Cadbury ▲
Mondelēz International ▲
BNY Mellon ▲

▲ = *Portfolio companies of which a Trian partner or designee serves or served on the Board*

Note: The companies shown on this page reflect all of investments made by Trian since Trian's inception in November 2005 through December 31, 2014: (i) for which Trian has filed a Schedule 13D or 13G or made a similar non-U.S. filing or other notification with respect to its investment in the company or (ii) that were or are a publicly disclosed activist position in which funds managed by Trian invested at least $700m of capital (the representative size of Trian's current activist investments), and where Trian (x) had a designee or nominee on the Board and/or (y) wrote a "white paper" and met with management. While Trian expects to maintain concentrated portfolios and occasionally take an active role with respect to certain investments, Trian expects to own, and in the past has owned, a number of other investments including passive investments. The companies shown on this page do not represent all of the investments purchased or sold for Trian clients and it should not be assumed that any or all of these investments were or will be profitable.

* As of 2/1/15. Includes $600m of callable commitments to an investment vehicle formed to co-invest with other funds managed by Trian.

DuPont Can Be Great 4

Long - Term ▪ Still on the board of early investments (Wendy’s - invested in 9 years ago, Tiffany – invested in almost 8 years ago) ▪ Shareholder/board representation at Heinz until acquisition by 3G Capital and Warren Buffett/Berkshire Hathaway (2006 through 2013) ▪ Invested in Family Dollar in 2010, joined board in 2011 and continued to own stock and serve on Board through the date shareholders approved sale to Dollar Tree in 2015 ▪ Stable capital base: Unlike typical hedge fund with 90 - day liquidity, substantial amount of capital locked up for multi - year periods Constructive and Responsible ▪ Management teams at portfolio companies often serve as references for Trian ▪ Only one proxy contest since inception (Heinz) ▪ Recently announced Trian Advisory Partners – includes Bill Johnson, former Chairman & CEO of Heinz, Dennis Reilley , former Chairman & CEO of Praxair, and Dennis Kass , former Chairman of Legg Mason, each of whom has worked with Trian in the boardroom ▪ Trian played a leading role in defending Family Dollar Board when dissident shareholders surfaced as the company pursued a strategic transaction Track Record ▪ Principals have a 30 - year track record building / fixing companies (including a Harvard Business School case study on Snapple turn - around) (1) ▪ Long track record of working with companies to help drive the income statement ▪ Built and ran a Fortune 100 company, Triangle Industries/American National Can Company Trian : Key Takeaways (1) Harvard Business School Case Study: N9 - 599 - 126, August 19, 1999 5

Trian’s Board Engagement Is Comprehensive And Adds Value At large capitalization companies, it is not unusual for Board and Committee meetings to entail a thousand pages of material; as a result, it is difficult, if not impossible, for any director without a team of analysts to thoroughly review all of the information ▪ When a Trian partner joins a Board, the resources of Trian are mobilized: 1. Trian maintains the confidentiality of the Board materials 2. An operational, financial, strategic and legal diligence request list is sent to the company 3. The Trian team examines all the information 4. Trian employees interact with several layers of management ▪ The Trian director is therefore able to: 1. Eliminate management’s “information advantage” over Board members 2. Provide thoughtful analysis and recommendations based on material, non - public information 3. Ensure decisions are made by the Board in a dispassionate and clinical fashion 6 While DuPont may portray Trian’s involvement as intrusive, history suggests the result is enhanced performance and long - lasting, collaborative relationships with management and other board members; perhaps best evidenced by Trian’s continuing relationships with Bill Johnson, Arthur Winkleblack and Dennis Reilley (Heinz) and Dennis Kass (Legg Mason)

Executive Summary 7 ▪ Trian beneficially owns ~$1.9bn of the outstanding shares of E.I. du Pont de Nemours and Company (“DuPont” or the “Company”), making Trian one of DuPont’s largest stockholders; this compares to the existing independent directors, who collectively beneficially own ~$20 million of shares (of which ~$2.6 million are shares directly or indirectly held by them) ▪ There have been many positive developments at DuPont since Trian's initial investment in March 2013; we are particularly pleased that DuPont appears to acknowledge the need to upgrade its Board of Directors with individuals that have “fresh , independent, highly relevant perspectives” (1) ; the Trian nominees offer stockholders the opportunity to further reconstitute the Board by adding four individuals that possess strong track records of value creation, relevant operating expertise, and new perspectives ▪ We would have preferred to avoid a proxy contest and take pride in our reputation as long - term stockholders who work constructively with boards and management teams; we have been exceedingly patient for nearly two years ▪ However , it has become clear to us that we need board representation because management continues to falter as exemplified by the fact that DuPont earnings in 2012, 2013, 2014 and, per company guidance, 2015 (which we believe they will struggle to make) are lower than DuPont’s 2011 earnings, despite significant capital investments – In December 2013, we agreed to remain silent in 2014 and give management a chance to prove they could deliver on 2014 financi al goals despite our skepticism – At that time, we were encouraged by the Lead Director to hold the Board accountable if the Company didn’t achieve its 2014 gu ida nce – In June 2014, after DuPont announced that it would miss guidance for the third year in a row, we offered to settle for the addition of one Trian Principal to the Board ; the request was rejected in August 2014 – In January 2015, DuPont continued to disappoint, issuing guidance that 2015 earnings will be below 2011 earnings ... for the fourth year in a row ▪ Trian views the proxy contest as the democratic process at work; a true election that allows stockholders to hear opposing points of view and decide if all stockholders will benefit from the election of Trian’s nominees who will seek to assure accountability of management and enhance engagement in the Boardroom “Trian does not intend this election to be a referendum on separating the businesses, but rather a referendum on DuPont’s performance. If elected to the Board, the Trian nominees will seek to work collaboratively with the other Board members to determine whether value can be optimized in the current structure or through a separation” - Trian Press Release, January 8, 2015 Ownership information represents Trian's estimates based upon SEC filings and Bloomberg (1) See February 5, 2015 letter from Ellen Kullman, Chair of the Board and CEO and Alexander Cutler, Lead Director, of DuPont to Nels on Peltz, CEO and Founding Partner of Trian.

Trian’s Goals ▪ While Trian has already made an impact on value creation at DuPont, there is much more value to be unlocked; a vote for Trian’s nominees is a vote for four highly qualified individuals who will seek to work collaboratively with the Board to: 1. Assess the corporate structure and determine whether management is capable of achieving best - in - class revenue growth and margins with the existing portfolio or whether there is a need to separate the portfolio; Trian nominees are open - minded as to the best path forward 2. Eliminate excess corporate costs and ensure productivity initiatives hit the bottom line 3. Assess capital allocation including organic investments (R&D, capital expenditures, industrial biosciences initiatives), M&A, and balance sheet efficiency / capital return policies (increasing dividends) 4. Improve corporate governance including transparency of business performance, alignment of compensation programs with performance, and overall accountability for promised performance 8

Recent Stock Price Strength Not Driven By Fundamentals $3.90 $4.00 $4.10 $4.20 $4.30 $4.40 $4.50 $40.00 $45.00 $50.00 $55.00 $60.00 $65.00 $70.00 $75.00 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 DD Stock Price 2014 Consensus EPS DuPont Stock Price $ Consensus EPS Source: Capital IQ, DuPont Press Releases and transcripts of earnings release conference calls. (1) Source: DuPont presentation filed 1/9/15. 116% accounts for impact of share price appreciation from March 15, 2013 (date of Trian’s initial investment) to December 31, 2014. (2) While Trian believes that such share price appreciation is attributable to Trian’s involvement as DuPont’s stockholder, t her e is no objective method to confirm what portion of such appreciation was attributable to Trian’s involvement and what may have been attributable to other factors. (3) Represents announcement of Fresh Start Initiative in which $1bn cost saving plan, at the time, includes $375m of costs tr ans ferred to Performance Chemicals. Increased total program size to $1.3bn on 1/27/2015. Trian invested in DuPont DuPont announced PChem spin $5bn share repurchase a nnounced ($2bn in 2014) Trian White Paper released ▪ DuPont’s stock price has risen ~53% since Trian’s initial investment, while 2014 EPS was reported ~9% below consensus estimates that were formed in March 2013 − While DuPont boasts about its total return of 266% from 12/31/08 to 12/31/14, 116% of that return was from share price appreciation after Trian invested (1) ▪ We believe DuPont’s recent share price performance reflects the market’s desire for Trian’s involvement (2) 2014 guidance reduced by 6%, projecting 3 - 6% growth. Announced $625m cost savings initiative (3) 9

EPS Has Declined Over The Last 3 Years $4.32 $3.77 $3.88 $4.01 $4.84 $5.42 $6.07 2011 2012 2013 2014 Actual EPS Promised EPS (12% CAGR) 10 ▪ Despite long - term guidance in 2011 of 12% annual EPS growth (1) , EPS is down >7% from 2011 – “ For the long term, we expect the company to grow sales at 7% and earnings at 12% compounded annually . These performance goals reflect the diversity of our portfolio, attractive returns on growth investments, such as research and development and cap ital expenditures, plus benefits from ongoing productivity .” – DuPont’s CEO (12/13/11) ▪ If 2011 earnings compounded at the 12% long - term earnings outlook, EPS in 2014 would have been $6.07, 51% higher than current 2014 actual EPS Should be 51% Higher Actual EPS vs. Long - Term Guidance (1) December 13, 2011 Investor Day. (1)

Trian Believes It Has Already Made An Impact On Value Creation At DuPont… And That There Is Much More To Be Unlocked

	Value Destruction Before Trian's Involvement	DuPont's Actions Since Trian's Involvement	Outstanding Concerns
Operations	▪ EPS down >7% since 2011 ▪ Management missed guidance for 3 years in a row[1] ▪ Routine one time earnings add-backs ▪ Revenue growth and margins underperform peers in 5 of 7 segments	▪ Announced Fresh Start Initiative, a $925m cost savings program (While DuPont claims $1.3bn of anticipated savings, $375m is expected to be transferred to Chemours)[7]	▪ We estimate $2-$4bn of excess corporate costs (annually) ▪ Revenue growth and margins still trail peers in 5 of 7 segments ▪ Limited commitment to flow-through Fresh Start cost savings to the bottom line[8]
M&A	▪ Transferred >$5bn[2] of shareholder wealth to Private Equity owners by selling Axalta for cash versus tax-free spin-off – Value destruction exacerbated by excess corporate costs: $339m of 2011 EBITDA under DuPont vs $568 standalone[3] ▪ Trian estimates margins at Danisco have deteriorated ~460bps since acquisition ~4 years ago[4]	▪ Stopped diluting shareholders with large, expensive M&A ▪ Avoided significant tax leakage by spinning off Performance Chemicals (Chemours) vs. selling for cash ▪ Various other divestitures including the DuPont Theatre and Glass Laminating Solutions	▪ Performance Chemical spinoff announced in Oct. 2013; completion not expected until mid-2015, almost two years after announcement
Capital Allocation & Governance	▪ Took 10 years to complete the $2bn share buyback program launched in 2001[5] ▪ Dividend growth rate significantly below that of peers ▪ Poorly timed capex (e.g. $600m Altamira investment during TiO2 oversupply) ▪ Limited progress on R&D: – ~$5bn of Agriculture R&D has led to no traits, of significance, and $2.2bn in litigation costs[6] ▪ Poorly constructed compensation programs	▪ Announced a $5bn share buyback program, the largest in DuPont's history, of which $2bn was completed in fiscal 2014 ▪ Committed to return $4bn of capital to shareholders from the "midnight dividend" from Chemours prior to separation ▪ An upgrade of the Board	▪ No time commitment on the remaining $3bn of $5bn share buyback ▪ Uneconomic ROIC on R&D and capex in 2/3rds of the business ▪ Failure to meet Applied Bioscience goals ▪ Diluted shares outstanding have risen during CEO tenure ▪ Only $1bn of $4bn coating proceeds returned to shareholders ▪ Underleveraged balance sheet ▪ Misalignment of management incentives ▪ Poor corporate governance structure at Chemours

Source: Company SEC filings, transcripts and press releases.

(1) Excludes one-time gains, the impact of better than expected tax rate and other one-time items

(2) Axalta's current enterprise value of ~$9bn minus after-tax sale proceeds of $4bn that DuPont received in sale of Coatings (closed 2013)

(3) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. See footnotes on page 54.

(4) Please refer to page 67 for further detail. Margins in 2010 at Danisco pro forma for synergies were ~13.8% and were 9.3% in 2014.

(5) $2bn plan first authorized in 2001. The final purchase under the program was completed in H1 2012.

(6) See 2013 Form 10-K, and Reuters article on March 26, 2013 "Monsanto, DuPont strike $1.7 billion licensing deal, end lawsuits", DuPont had Imprelis charges of $1.2bn and $1bn jury verdict for patent infringement on Roundup Ready 2 patent (Monsanto's trait). In lieu of $1bn payment to Monsanto, DuPont agreed to pay a minimum of $1.75bn to Monsanto in long-term royalty payments for Roundup Ready 2 and dicamba.

(7) Represents announcement of Fresh Start Initiative in which $1.3bn cost saving plan includes $375m of costs transferred to Performance Chemicals.

(8) According to Q4 2014 earnings call. Please refer to page 57. for further details.

DuPont Can Be Great | 11

▪ DuPont asserts that “Trian has chosen this path [a proxy contest] with the potential to disrupt our Company at a key stage of execution against our plan” (1) ▪ We reject this notion, as Trian has consistently and purposefully avoided proxy contests over the years ─ Trian has had only one proxy contest since inception a decade ago (Heinz); we have been able to reach an agreement with the company in the 12 other situations where we requested board representation ─ This includes agreements with some of the largest and most prominent companies in the world, such as PepsiCo, Mondelēz, Ingersoll - Rand and The Bank of New York Mellon ─ There have been many situations where we believe we could have gained more seats than for which we had settled, had we forced a proxy contest, but we compromised to avoid unnecessary distraction and work constructively and collegially in the boardroom ▪ However, Trian’s efforts to compromise with DuPont since 2013 have been summarily rejected ─ We have repeatedly offered to settle by adding a Trian Principal to the Board ─ In return, we pledged to work constructively to unlock value from a minority position – one where we could only influence events by convincing the majority of board members with “the power of the argument” ▪ Disappointingly, this current situation could have been resolved at many different stages since 2013, but DuPont has not shown any interest in pursuing a settlement involving a Trian Principal 12 DuPont Has Chosen The Path Of “Disruption”… Not Trian (1) Company press release. January 8, 2015. (2) Excludes one - time gains, the impact of better than expected tax rate and other one - time items ▪ Instead, management has missed guidance for the third year in a row (2) ▪ Time and resources continue to be wasted ▪ Why is it that DuPont recognizes the need to upgrade the Board but refuses to allow a large stockholder with a strong track record into the Boardroom?

Did DuPont Learn Anything From Heinz?

Since Trian went public with our slate, DuPont has espoused the same rhetoric typical of contested elections. In fact, many of the company's allegations almost exactly match what Heinz said about Trian in 2006 – allegations that were proven wrong over time

DuPont Claims (2014/2015)	Heinz Claims (2006)	Heinz Reality Looking Back
"Trian has chosen this path [a proxy contest] with the potential to disrupt our Company at a key stage of execution against our plan" – DuPont Press Release, 1/8/15	*"Trian's presence on the Board will create substantial risk in Heinz's ability to deliver value to all shareholders".* – Heinz (6/06) *"The company is at a key inflection point and we cannot afford to let the Board and management be diverted from our progress and plan by creating a dysfunctional and destabilising environment. We have a world class Board that represents all the shareholders."* – Heinz (6/2/06)	✓ Trian nominees worked constructively as part of Heinz's Board from 2006 through sale of company in 2013 ✓ During this timeframe, Heinz generated a total shareholder return of 178% versus 109% for the packaged food index and 40% for the S&P 500 (see pg 21) ✓ Bill Johnson (former Chairman and CEO of Heinz) now serves as a Trian Advisory Partner: recently joined PepsiCo's Board as Trian nominee ✓ Mr. Johnson commented during an interview in 2008: *"I said to another CEO that if I were to form a board today, Nelson [Peltz] would be one of the first directors I'd ask to serve… [Trian's] team had good questions and good suggestions."* – CEO Magazine (3/08)
"So, if you look at the $2 to $4 billion estimate, I think there were some faulty assumptions that might have been done to arrive at that number…" – DuPont – Bank of America Merrill Lynch Basic Materials Conference, 12/10/14	*"We believe that Trian has proposed a level of SG&A cuts that would cripple Heinz…. Reducing SG&A by proposed $400 million would require cutting compressible G&A and fixed costs by 43%. If cuts were to come from G&A only, it would require a 73% reduction.. We could fire every single G&A employee and still not save $400mm."* – Heinz (6/06)	✓ Heinz delivered 32 straight quarters of organic growth from Fiscal Year 2006-2013 ✓ Marketing spend increased 74% from 2006-2012, more than twice the rate of revenue growth ✓ EPS grew 60% during that timeframe, driven by strong topline growth and leveraging expenses ✓ Since Heinz was taken private, SEC filings shows that SG&A has declined by a further ~400bps as a percentage of sales (or ~$420m[1] in SG&A savings)

Sources: Bloomberg, DuPont and Heinz press releases and transcripts, H.J. Heinz Company SEC filings and H.J. Heinz Corporation II SEC filings. Heinz is Trian's only proxy contest (2006), which ISS labeled a "milestone proxy fight". See ISS M&A Insight H.J. Heinz Co. Note dated September 11, 2006 and WSJ article as of October 9, 2006 "Bigger Than They Look: How can investors with small stakes have such an impact in proxy fights?"
Note: February 14, 2013 was the day the Heinz acquisition was announced. Key metrics from FY 2006-2012 as company doesn't disclose marketing spend in 2013.
(1) Represents annualized cost savings as calculated on a run-rate basis from most recently available Heinz financials (3 month period ended Sept 28, 2014). SG&A savings estimate based on comparison to SG&A levels in FY 2013.

DuPont Can Be Great | 13

Trian’s Nominees 1. Nelson Peltz , Chief Executive Officer and a Founding Partner of Trian and a director of Mondelēz International, Inc., The Wendy’s Company and The Madison Square Garden Company and a former director of H.J. Heinz Company, Legg Mason, Inc. and Ingersoll - Rand plc 2. John H. Myers , former President and Chief Executive Officer of GE Asset Management and currently a director of Legg Mason, Inc. 3. Arthur B. Winkleblack , former Executive Vice President and Chief Financial Officer of H.J. Heinz Company and currently a director of RTI International Metals, Inc. and Church & Dwight Co., Inc. 4. Robert J. Zatta , f ormer Acting Chief Executive Officer and long - time Chief Financial Officer of Rockwood Holdings, Inc., a leading global developer, manufacturer, and marketer of specialty chemicals 14

Nelson Peltz Biography ▪ Chief Executive Officer & founding partner of Trian since its formation in 2005 ▪ Serves as a director of Mondelēz International, Inc. (since January 2014), The Madison Square Garden Company (since December 2014) and The Wendy’s Company, where is he non - executive Chairman (since 2007) ▪ Previously served as a director of Ingersoll - Rand plc (2012 to June 2014), H.J . Heinz Company (2006 until June 2013), Legg Mason, Inc. (2009 until December 2014) and National Propane Corporation (1996 to 1999), the managing financial partner of National Propane Partners, L.P., where he was Chairman of the Board ▪ Former Chairman and Chief Executive Officer of Triarc Companies, Inc. from 1993 until 2007. During that period , Triarc owned Arby's Restaurant Group, Inc. and Snapple Beverage Group, as well as other consumer and industrial businesses ▪ Former Chairman & Chief Executive Officer of Triangle Industries, Inc., a Fortune 100 industrial company and the parent of American National Can Company from 1983 until December 1988, when it was acquired by Pechiney, S.A ▪ From 1984 until 1992, Chairman and Chief Executive Officer and a director of Avery, Inc. which, from 1986 to 1989, was primarily engaged in the manufacture and sale of specialty chemicals through Uniroyal Chemical, which was sold in a management buyout ▪ Mr . Peltz began his business career in 1963 when he joined his family food business ▪ In September 2013, Mr. Peltz was recognized by the National Association of Corporate Directors (NACD) in 2010, 2011 and 2012 as among the most influential persons in the global Corporate Governance arena ▪ Value Proposition: Through Mr. Peltz’s 40 years of experience in investing, turning around and building companies, he has developed strong operating experience and strategic planning skills that will benefit DuPont’s operational initiatives and its long - term strategy. Trian believes the attributes, skills and qualifications that Mr. Peltz possesses through his experience as a hands - on executive and active board member on numerous public company boards will provide DuPont and its Board with valuable industry knowledge and management experience 15

Nelson Peltz Case Study: Triangle/American National Can (Fortune 100)

Investment Overview

- **Trian Principals acquired an initial interest in Triangle in 1983**
  - Trian Principals were Chairman & CEO and President & COO
  - Created significant value by growing organically and through M&A, keeping overhead lean and properly incentivizing management to grow profitably
  - Acquired National Can (1985, $420m) and the packaging business of American Can (1986, $600m)
  - Became one of the world's largest packaging companies and a Fortune 100 industrial company

- **End Result**
  - In 1988, Triangle Industries was sold to a strategic buyer (Pechiney) for over $4bn of enterprise value
  - In 1988, *Fortune* magazine ranked Triangle Industries as the best performer among all Fortune 500 industrial metal products companies based on "Total Return to Investors" over the previous decade

Triangle Industries Operating Performance



4.1%
6.2%
10.0%
8.6%
9.7%
$137
$170
$1,646
$2,668
$4,336
1983
1984
1985
1986
1987
Net Revenue
EBITDA Margin

Enterprise Value



($ in millions)
$80
$4,200
1983
1988

Disclaimer: This case study is an example of a discrete investment, which is presented solely to illustrate Trian's Principals' investment process and strategies and not to imply that Trian's involvement with DuPont will be successful. Market conditions at the times of the events reflected in the case study may differ materially from current and future market conditions. There can be no guarantee or assurance that Trian's strategic or operating initiatives if implemented will be successful. The performance of the example should therefore not be construed as an indication of the performance of DuPont on a go forward basis. Past performance is not an indication of future results.
Source: Bloomberg.

DuPont Can Be Great 16

Nelson Peltz Case Study:
Snapple Turnaround (A Harvard Business School Case Study)

Investment Overview

- **Triarc, an investment vehicle controlled by Trian's Principals, acquired Snapple from Quaker Oats in 1997 ($300m purchase)**
  - Significant operational turnaround involving product innovation, supply chain investment and marketing
- **"Blank Sheet of Paper" approach to building an overhead structure, similar to the recent turnaround of Axalta in 2013/2014**
  - Built an efficient overhead structure for senior leadership and corporate services including finance, accounting HR, legal, and IT functions
  - Eliminated bureaucracy and bloated corporate structure
- **End Result**
  - Reversed a multi-year string of volume declines and grew top and bottom lines
  - Returned business back to profitability
  - 11 straight quarters of case sales growth
  - Sold Beverage business[1] to Cadbury in 2000 for ~$1.5bn
  - Became a Harvard Business School case study

Enterprise Value[1]

($ in millions)



$1,500
$300
1997
2000

Snapple: Case Sales Trends (Volume)



(15%)
(15%)
(28%)
(25%)
(37%)
0%
8%
17%
8%
26%
9%
% Cumulative Change
% Change vs. Prior Years
1995
1996
1H97
2H97
1998
1999
1H00

Disclaimer: This case study is an example of a discrete investment, which is presented solely to illustrate Trian's Principals' investment process and strategies and not to imply that Trian's involvement with DuPont will be successful. Market conditions at the times of the events reflected in the case study may differ materially from current and future market conditions. There can be no guarantee or assurance that Trian's strategic or operating initiatives if implemented will be successful. The performance of the example should therefore not be construed as an indication of the performance of DuPont on a go forward basis. Past performance is not an indication of future results.

Source: Company information. Figures are unaudited.

(1) In 1997, when purchased, Snapple Beverage Corp. included only the Snapple brand. In 2000, the Snapple Beverage Group included Snapple as well as three other smaller beverage brands. The Snapple brand generated approximately 72% of Adjusted EBITDA for the Snapple Beverage Group in 1999.

DuPont Can Be Great | 17

John H. Myers Biography ▪ Former President and Chief Executive Officer of GE Asset Management (General Electric’s asset management subsidiary) from 1996 until 2006 – Responsible for ~$200bn in assets under management, including those held by General Electric’s pension funds, 401(k) plans, mutual funds and insurance companies and more than 200 external institutional clients ▪ Held various management positions in General Electric for over 35 years ▪ Serves as director for Legg Mason, Inc. (since June 2013) ▪ Served as a director of Hilton Hotels Corporation from 2000 to 2007 ▪ Value Proposition: Trian believes Mr. Myers’ qualifications to serve on DuPont’s Board include the knowledge and experience he has gained while serving in various management positions for over 35 years with General Electric. In addition, he gained extensive financial and leadership experience serving as President and Chief Executive Officer of GE Asset Management and through his experience as a director of Legg Mason, Inc. and as a former director of Hilton Hotels Corporation 18

John H. Myers Case Study:
General Electric Asset Management

- **Under John Myers, the GE Asset Management (GEAM) business expanded rapidly, especially in servicing external clients**
- **As of 2003, "GE owns the biggest pension-fund-turned-asset-manager" with $30.8bn of external money (General Motors was the closest with $20bn of external money from less than 10 clients)**
- **Under Myers, the GE pension fund achieved several of GE's key performance goals:**
  - Grew external assets, leveraging costs of running pension portfolio
  - No GE corporate contribution needed to be made to GE Pension Plan between 1987 and 2011
- **Demonstrated expertise across the investment space**
  - GEAM had direct investments in real estate, private equity, domestic and international equities and fixed income
  - 70-80% of GEAM assets were internally managed throughout Myers' time at GEAM
- **Implemented "Six Sigma" to create most efficient investing process**
  - Cut time to prepare a presentation in half through redesign and automation
  - Client report delivery time went from 12-14 days to 8-10 days
- **Well perceived**
  - "GE Pension Trust, the company's defined benefit plan continues to set an industry standard, as does Myers, who has emerged as one of America's most influential pension managers" – *Institutional Investor (12/03)*
  - "General Electric deserves to stand as a model of the defined benefit system. Other corporations, as well as public retirement systems ought to examine it for valuable insight in managing their own defined benefit plans" – *Pensions & Investments (1/20/11)*

AUM Growth $bn[1]



$200
$58
13% CAGR
1996
2006

Source: "GE Asset Management Leverages its Heritage";4/1/2004, the Business of Running Money, Volume 1, Number 7; GE Boosts Active Management , 3/23/1998, Pension & Investments; "GE Asset Management's Sweet Spot", March 2002, Money Management; "GE Whiz", December 2003, Institutional Investor
(1) "John Myers, GE Investments", 5/23/1997, PlanSponsor Magazine and "Myers Out, Pressman in at GE Asset", 5/29/2006, Pension & Investments

DuPont Can Be Great | 19

Arthur B. Winkleblack Biography ▪ Executive Vice President and Chief Financial Officer of H.J. Heinz Company from January 2002 until June 2013, when the company was sold to Berkshire Hathaway/3G Capital ▪ Serves as a director for Church & Dwight Co., Inc. (since 2008) and RTI International Metals, Inc . (since December 2013) and Performance Food Group, a Blackstone Company (since February 2015) ▪ Formerly held senior finance positions at C . Dean Metropoulos & Co ., the consumer products arm of Hicks, Muse, Tate and Furst, a private equity firm (1998 until 1999); Six Flags Entertainment Corporation (1996 until 1998); AlliedSignal , Inc . from 1994 until 1996; and PepsiCo, Inc . from 1982 until 1994 ▪ Value Proposition: Trian believes Mr. Winkleblack’s substantial executive experience, including almost 12 years of service as Executive Vice President and Chief Financial Officer of H.J. Heinz Company, provides him with knowledgeable perspectives on strategic planning, international operations, acquisitions and divestitures and cost and financial controls. In addition, his experience as CFO of a large multinational company will enable him to bring important perspectives to the Board on performance management, compliance , risk management, public reporting and investor relations 20

Arthur B. Winkleblack Case Study: Heinz

Situation Overview (Feb. 2006 – Feb. 2013)

- **Trian's Nelson Peltz and Arthur Winkleblack first began working collaboratively together in 2006**
- **Trian conducted a proxy contest with Heinz that year and won two seats on the Board**
- **Trian gained tremendous respect for Art's operational and financial skill-set, which helped achieve the following:**
  - 32 consecutive quarters of positive organic growth
  - Significant EPS, free cash flow and share price appreciation
  - Marketing growth 2x faster than sales
  - Zero "addbacks" to EPS for 5 consecutive years[1]
  - Substantial improvement to return on capital
- **In February 2013, Berkshire Hathaway and 3G Capital entered into an agreement to acquire Heinz at a 20% premium[2] and a 13.0x NTM EBITDA[3] multiple**

Key Metrics Up Across the Board

$mm, except per share	FY06A	FY12A	Change
Net Revenue	$8,643	$11,649	35%
Em. Markets (% of Total)	11.0%	21.0%	1,000bps
EBITDA ex Marketing	$1,866	$2,486	33%
Marketing Spend	$269	$468	74%
SG&A % of Sales (ex Marketing) [4]	18.1%	17.1%	-98bps
Diluted EPS	$2.10	$3.35	60%
Annual Dividend	$1.20	$1.92	60%
FY13A		$3.62	73%
FY14E[5]		$3.80	81%
After-Tax ROIC [6]	14.8%	20.4%	560bps

Source: Financials based on company filings, press releases and investor presentations.

Heinz Shareholder Returns Led the Peer Group[7]



Returns from 2/06/06-2/14/13
178%
109%
40%
Heinz
S&P Packaged Foods
S&P

Source: Bloomberg.

Disclaimer: This case study is an example of a discrete investment, which is presented solely to illustrate Trian's Principals' investment process and strategies and not to imply that Trian's involvement with DuPont will be successful. Market conditions at the times of the events reflected in the case study may differ materially from current and future market conditions. There can be no guarantee or assurance that Trian's strategic or operating initiatives if implemented will be successful. The performance of the example should therefore not be construed as an indication of the performance of DuPont on a going forward basis. Past performance is not an indication of future results.

Note: February 6, 2006 represents the date when published reports first surfaced on CNBC of Trian's proposed activist involvement. While Trian may believe that the rise in share price during the period of Trian's active involvement was attributable in large part to the cumulative effects of the implementation of Trian's proposed operational and strategic changes, there is no objective method to confirm what portion of the stock's appreciation was attributable to Trian's efforts during this period and what was attributable to the overall rise in the markets or other factors.

Note: February 14, 2013 was the day the Heinz acquisition was announced. Key metrics from FY 2006-2012 as company doesn't disclose marketing spend in 2013.

Source: SEC filings, Heinz PREM 14A 3/4/13, 10-Q filed 2/21/13, Capital IQ.

(1) From FY 2007-2011, no addbacks.
(2) 20% premium to stock price the day before announcement of transaction.
(3) Earnings before interest, taxes, depreciation and amortization.
(4) Selling, general and administrative expenses.
(5) Earnings per share. Represents Bloomberg consensus estimates at time of acquisition.
(6) Return on invested capital based on Company calculations.
(7) Shareholder returns from Bloomberg include dividends.

DuPont Can Be Great 21

Robert J. Zatta Biography ▪ Former Acting Chief Executive Officer and long - time Chief Financial Officer of Rockwood Holdings, Inc., a specialty chemicals company, from July 2014 and April 2001, respectively, until January 2015, when Rockwood was acquired by Albermarle Corporation ▪ Prior to Rockwood, held several significant financial management positions at the Campbell Soup Company (from 1990 to 2001), most recently Vice President responsible for Corporate Development and Strategic Planning ▪ Earlier in his career, Mr. Zatta worked for General Foods Corporation and Thomas J. Lipton, Inc. ▪ Value Proposition: Trian believes Mr. Zatta’s extensive experience in the specialty chemical sector will allow him to bring valuable industry experience to the DuPont Board. In addition, Trian believes that DuPont’s Board will benefit from Mr. Zatta’s expertise in operations, strategic planning, cost and financial controls and public company reporting, which he has developed through his experience as a senior executive at several global companies 22

Robert J. Zatta Case Study: Rockwood

- **Rockwood, a leading specialty chemicals company, generated best-in-class returns and EPS growth led by CEO Seifi Ghasemi and CFO Bob Zatta**
- **Lean and decentralized structure: 37 people in corporate center and unallocated corporate costs of just $22m[(1)], <1% of sales**
- **Track record of strong capital allocation and success with transformative M&A**
  - Prior to 2013, Rockwood was valued at a discount to specialty peers, despite the fact that ~75% of 2012 sales were generated from high margin, specialty assets; investors penalized the company for its highly cyclical TiO2 business (25% of sales)
  - In 2013, Rockwood divested three of its businesses, including TiO2, which generated 62% of sales[(2)]
  - **As a result, investors effectively re-rated Rockwood by 48% to an 11x blended EBITDA multiple**

A Best-In-Class Performer

EPS CAGR: 2005-2012[(3)]



19%
6%
5%
5%
Rockwood
DuPont
S&P Chemicals
S&P 500

TSR From IPO to Acquisition: (9/30/05-7/15/14)[(4)]



364%
129%
197%
94%
Rockwood
DuPont
S&P Chemicals
S&P 500

Significant Value Creation Through 2013 Separation

Re-Rated to A Specialty Multiple



7.4x
10.9x
48% Increase
EV/EBITDA @ Jan. 2013
EV/EBITDA Blended(5)

Source: Rockwood and DuPont SEC Filings, Press Releases and Investor Presentations, Bloomberg and Goldman and Bank of America Research. Specialty peers include Air Products, Airgas, PPG, Sherwin Williams, Praxair, Monsanto, Ecolab, Valspar and FMC

(1) Source: Q4 2012 Form 8-K dated 2/19/13. Looks at corporate and other adjusted EBITDA and September 17, 2013 conference presentation

(2) Source: Rockwood press releases and 2013 Form 10-K. In 2013, the business sold its Performance Additives and Advanced Ceramics businesses and agreed to sell its TiO2 business

(3) CAGR defined as compounded annual growth rate. Since the company sold over half of its business, yet did not close on a significant portion of that divestiture, it is unfair to compare 2013 EPS to historical figures

(4) TSR defined as total shareholder return. 7/15/2014 represents the date of announcement of acquisition by Albemarle.

(5) Reflects a blended (weighted) average EV/EBITDA multiple of Ceramics, Performance Additives & TiO2, and Lithium & Surface Treatment (based on Albemarle announced acquisition price for Rockwood and sale proceeds, net of tax, for the other businesses). Weights by 2014E EBITDA after allocating corporate as a % of revenue. Uses Bank of America research as of 4/30/13 and Goldman Sachs research as of 5/17/13.

DuPont Can Be Great
23

24 DuPont’s Track Record Of Underperformance

DuPont Would Like To Make Performance A Subjective Debate ▪ Measure performance since 12/31/08 (the trough of the cycle) (1) ; ignore the money shareholders lost in 2008 (2) ▪ Measure performance against companies similar in revenue size and international presence even if those companies have vastly different end - markets, cycles and significantly lower volatility ▪ DuPont’s targets of 7% revenue growth and 12% EPS growth, publicly announced in 2011 (3) , are “long - term targets”… DuPont never said when they would be achieved ▪ “We have created, and are strengthening, world - leading positions in 3 attractive spaces” (4) … DuPont ignores the fact that earnings are down since 2011 (5) 25 ▪ In industrials and chemicals, track records are often distorted, positively or negatively, depending from what point in the cycle they are measured ▪ It is only fair to measure cyclical companies, like DuPont, over the duration of at least a full cycle ▪ We believe the most comparable companies for EPS and TSR purposes are similarly diversified chemical companies and industrial conglomerates that are strongly correlated to industrial production ▪ We believe it is appropriate to compare operating metrics of individual segments to pure - play competitors or comparable segments of competitors ▪ Long - term success will only result if DuPont consistently achieves best - in - class operating metrics in each business segment (1) Company Form DEFA14A filed 1/9/2015. (2) DuPont TSR in 2008 was - 40.2% (negative). (3) Projected at December 13, 2011 Investor Day and at several other investor events. (4) 18 th Annual Agribusiness Conference, March 12, 2014. (5) Refers to EPS, which declined from $4.32 in 2011 to $4.01 in 2014. Trian’s View DuPont’s View

While Subjective, Trian Believes DuPont’s Proxy Peer Group Is Ill - Fitting ▪ DuPont’s revenues are highly correlated to industrial production; Trian believes the Company should therefore be measured against peers who have similar exposure to industrial production ▪ DuPont’s proxy peers include companies that we believe are not comparable such as P&G, J&J, Kimberly Clark and Baxter (2) . Those companies have vastly different end - markets, cycles and significantly lower volatility than DuPont. Case in point : in 2008 DuPont’s EPS fell by 19% ( underperforming proxy peers by 3,000 basis points ) 26 DuPont’s Revenues Are Correlated to Industrial Production (1) (1993 - 2013) Source: Goldman Sachs 7/1/2014 report. (1) Note dots represent various years (2) Proxy peers include 3M Company, Emerson Electric Co ., Merck & Co., Inc ., Air Products & Chemicals, Inc ., Honeywell International Inc ., Monsanto Company, Baxter International Inc ., Ingersoll - Rand plc, The Procter & Gamble Company, The Boeing Company, Johnson & Johnson, Syngenta AG, Caterpillar Inc ., Johnson Controls, Inc ., and United Technologies Corporation DuPont Sales Growth Industrial Production Growth 11% - 19% Proxy Peer Average DuPont - 3,000bps of underperformance Into The Recession (2007 - 2008), DuPont’s EPS Growth Underperformed Peers by 3,000bps

While Subjective, Trian Believes DuPont Should Take 2008 Into Account

- **DuPont uses the beginning of management's tenure to assess total shareholder return (TSR) performance**
- **Ellen Kullman became CEO on January 1, 2009, at the trough of the financial market collapse. Going into the recession (i.e., in 2008), *DuPont's total shareholder return underperformed both its proxy peers and the S&P 500 by ~1,100 basis points*(1)**

06/30/08-12/31/08
Total Shareholder Return:


~ -1,100bps of underperformance
-28%
-28%
-40%
Proxy Peer Average
S&P 500
DuPont

Trian finds it inconsistent for management to take credit for the sharp snapback after the Great Recession while not also accounting for DuPont's performance into the trough

(1) **Source:** Bloomberg from 06/30/08-12/31/08

DuPont Can Be Great | 27

100 150 200 250 300 350 Jan'04 Sep'05 May'07 Jan'09 Sep'10 May'12 Jan'14 While Subjective, Trian Believes The Only EPS Growth Management Achieved Was Driven By The Cyclical Recovery ▪ Under current management, the only time DuPont achieved its stated goal of 12% EPS growth was in 2010 and 2011 ▪ Trian believes that EPS growth in 2010 and 2011 was driven by the cyclical snap back from unprecedented dislocations in the commodity markets during the financial crisis 28 $2.13 $3.66 $4.32 $3.77 $3.88 $4.01 $4.10 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 2009 2010 2011 2012 2013 2014 2015E Annual Growth/(Decline) 72% 18% - 13% 3% 3% 2% EPS Growth Was Generated Primarily By The Cyclical Recovery Industrial Chemical Prices Index (1) Beginning of Management Tenure Source: SEC Filings & DuPont Sept 2014 Presentation, (1) Source: Bureau of Labor Statistics (BLS), as referenced by DuPont in Q3 2012 earnings presentation. Data from Jan 2004 – Aug 2014, the l ast date for which data is considered final by the BLS. Index reference base of 100 in 1982. (2) Midpoint of Company guidance ($4.00 - $4.20) provided on Q4 2014 earnings call (January 27, 2015) Management shouldn’t take credit for half of a “chemical cycle” while not also taking into account performance into the downdraft (2)

29 DuPont’s Total Shareholder Return Versus Diversified Industrials And Chemicals Over The Latest Cycle And Longer Time Horizons 215% 188% 146% 145% 123% 122% 121% 105% 103% 96% 90% 90% 72% 57% 41% 23% HUN EMN MMM DOV HON IR BASF UTX DHR DD ETN DOW FMC EMR CE GE 485% 382% 374% 231% 223% 202% 184% 183% 170% 167% 127% 121% 80% 10% FMC BASF EMN HON DOV DHR ETN UTX EMR IR MMM DD DOW GE 2,671% 1,944% 1,882% 919% 916% 777% 774% 732% 699% 616% 431% 344% 327% DHR BASF UTX ETN DOV FMC 3M IR HON EMR GE Dow DD 20 - Year 10 - Year Latest Cycle ( Mid 2008 – Today) Source : Bloomberg as of 9/16/14 . Because DuPont’s stock has outperformed that of peers materially since the release of Trian’s white paper on September 16, 2014, despite earning estimates coming down, Trian has chosen this end date to benchmark performance. Trian believes this date repr ese nts DuPont’s unaffected stock price . Note: Excludes companies not public during the relevant time period,

30 DuPont’s EPS Growth Versus Diversified Industrials And Chemicals And Over The Latest Cycle And Longer Time Horizons Note: 2013 chosen as ending date for EPS growth comparison, as a significant portion of peers have not yet filed annual reports / F orm 10 - K’s for 2014, which are necessary to make non - operating pension / OPEB (other post - employment benefits) adjustments for comparability with DuPont. Note: Excludes companies that were not public during the relevant time period. Source: Trian calculations, Company SEC filings , EPS figures for peers adjusted for non - operating pension / OPEB (other post - employment benefits) for comparability with DuPont. 769% 649% 317% 302% 280% 199% 189% 164% 161% 130% 127% 97% 87% 23% FMC EMN DHR BASF DOV ETN EMR UTX HON DOW MMM DD IR GE 2,209% 1,710% 1,357% 695% 688% 544% 511% 369% 353% 290% 235% 224% 215% DHR UTX BASF DOV FMC IR ETN EMR MMM GE HON DD DOW 157% 134% 78% 62% 48% 47% 39% 38% 38% 34% 34% 26% 25% 17% - 23% - 24% FMC EMN DHR DOV UTX HUN MMM HON IR BASF EMR DD ETN CE GE DOW 20 - Year ( 1993 - 2013) 10 - Year (2003 - 2013) Latest Cycle (2007 - 2013)

Not Subjective: DuPont‘s EPS Growth Since 2011 Is Bottom Quartile, Regardless Of The Peer Group (1) Note: 2013 chosen as ending date for EPS growth comparison, as a significant portion of peers have not yet filed annual reports / F orm 10 - K’s for 2014, which are necessary to make non - operating pension / OPEB (other post - employment benefits) adjustments for comparability with DuPont. DuPont EPS Growth vs. DuPont Proxy Peers (2011 – 2013) (1) DuPont EPS Growth vs Diversified Industrials And Chemicals Peers (2011 – 2013) (1) 51% 42% 17% 16% 16% 16% 16% 11% 10% 9% 5% 3% 3% 1% 0% - 8% - 10% - 15% MON BA KMB UTX HON BAX IR EMR JNJ MMM DOW PG JCI APD SYNN MRK DD CAT 32% 30% 29% 23% 21% 16% 16% 16% 11% 9% 5% 4% - 10% - 10% - 12% - 15% EMN FMC GE DOV DHR UTX HON IR EMR MMM DOW ETN HUN DD BASF CE 31

Not Subjective: DuPont's EPS Growth 2011 – 2014 Is Below All Peers That Have Reported

DuPont EPS Growth vs. DuPont Proxy Peers (2011 – 2014)(1)


73%
64%
38%
34%
24%
15%
6%
2%
1%
-7%
MON
BA
JCI
FMC
UTX
EMR
PG
CE
APD
DD

(1) Figures adjusted for non-operating pension / OPEB (other post-employment benefits). Peers included above represent the subset of proxy peers and diversified industrial and chemicals peers that have either i) reported FY'14 results and have released their 10-K's, which allows for non-operating pension / OPEB (other post-employment benefits) adjustment, or ii) provide enough information to make this adjustment in FY'14 earnings releases / 8-K's.

DuPont Can Be Great | 32

Not Subjective: Management Has Missed Guidance For Three Consecutive Years

- FY 2013: Actual EPS was 9% below guidance, excluding one-time gains, tax benefits and the earlier timing of seed shipments(1)
- FY 2014: Excluding one-time gains and tax benefits, earnings were 13% below guidance(2)

FY 2012(3)



$5.00
$4.50
$4.00
$3.50
$3.00
$4.55
$4.35
$3.77
Initial Guidance (1)
Actual

FY 2013



$4.30
$4.05
$3.80
$3.55
$3.30
$4.05
$3.85
$3.88
$3.70
$3.61
– Company reported EPS
– EPS excl. unexpected tax benefit/gains
– "True" EPS excl. earlier seed shipments & unexpected tax benefit/gains
Initial Guidance
Actual

FY 2014(2)



$4.50
$4.30
$4.10
$3.90
$3.70
$4.45
$4.20
$4.01
$3.78
Company reported – EPS
"True" EPS excl. – unexpected tax benefit / gains
Initial Guidance
Actual

Source: Bloomberg, Company press releases, earnings presentations, and transcripts.

(1) $0.05 on one-time gains related to the Pannar equity remeasurement and the Performance Materials joint venture.

(2) Excludes non-operating gains on sales of $82m in Performance Materials, Performance Chemicals and Agriculture, and $18 gain on termination of Nutrition distribution agreement, all assuming a 19.2% tax rate. Also normalizes for 19.2% tax rate vs. initial guidance of 22%.

(3) Initial guidance (2012E) of $4.20 to $4.40 adjusted for the exclusion of coatings and non-operating pension and OPEB (other post-employment benefits). In 2011, when management gave guidance, they said "this range includes about $0.17 of additional pension expense. (December 13, 2011 press release). Trian assumes this $0.17 increase was all in non-operating pension and OPEB, and therefore Trian has added back the 2011 non-operating pension and OPEB expense of $0.39 plus the $0.17 expected increase. Excludes $0.41 of expected Coatings income based on 10/23/12 release.

DuPont Can Be Great | 33

Not Subjective: $2.2bn In Cumulative Addbacks During Management Tenure 34 2009 2010 2011 2012 2013 2014 Average EPS ex non - operating Pension & OPEB $2.02 $3.66 $4.07 $3.05 $3.43 $4.00 + “Significant Items” $0.11 $0.00 $0.25 $0.72 $0.45 $0.01 Operating EPS $2.13 $3.66 $4.32 $3.77 $3.88 $4.01 % Increase to EPS From Addbacks 5.4% 0.0% 6.1% 23.6% 13.1% 0.2% 8.1% Source: Company press releases and 2013 Data Book. One - Time Earnings Addbacks Have Increased EPS by 8.1% on Average

A Vicious Cycle: DuPont "Manufactures Earnings" Instead Of Fixing The Operations

- **DuPont routinely uses non-operating, one-time items to meet EPS expectations**
- **Last year, Trian warned the Board that such low-quality earnings items were a harbinger of an earnings miss**
  - "Agriculture is DuPont's most important business, representing ~40% of total segment revenue and ~47% of total segment PTOI excluding Performance Chemicals… It concerns us that Agriculture seemingly borrowed from 2014 to make DuPont's overall 2013 numbers."
    – Trian letter to DuPont's lead director, Alexander Cutler dated 2/10/14

Businesses are burdened with bureaucracy and excess costs


Why Does DuPont Fail To Achieve Its Guidance?

Management issues unrealistic guidance to Wall Street

Management lowers the unrealistic guidance (e.g. the last 3 years in a row)

Management claims it met the lowered guidance but uses non-operating, non-recurring items (i.e. "manufactured earnings benefits")

DuPont Can Be Great | 35

Examples Of DuPont's "Manufactured Earnings" In 2013 & 2014

2013 EPS

- **Initial 2013 EPS guidance was $3.85-$4.05**
- **In June 2013, lowered guidance to $3.85**
- **Several non-operating, one-time items are used to meet EPS expectations of at least $3.85**

$3.88	**Published EPS for 2013**
- $0.03	$30m benefit from a joint venture
- $0.02	$26m re-measurement gain on equity investment (Pannar)
-$0.09	$100m from earlier timing of seed shipments
-$0.13	20.8% tax rate vs management guidance of 23-24%
$3.61	**Adjusted EPS, excluding one-time benefits**

27 cents of "manufactured earnings" benefits EPS by 7.4%

2014 EPS

- **Initial 2014 EPS guidance was $4.20-$4.45**
- **In June 2014, EPS guidance lowered to $4.00-$4.10**
- **Management again had to use one-time items to meet guidance**

$4.01	**Published EPS for 2014**
- $0.02	$23m gain on sale of business (Performance Chemicals)
- $0.03	$36m gain on sale of business (Agriculture)
- $0.02	$23m gain on sale of business (Performance Materials)
- $0.02	$18m gain on termination of agreement (Nutrition)
- $0.14	19.2% tax rate vs management guidance of 22%
$3.78	**Adjusted EPS, excluding one-time benefits**

23 cents of "manufactured earnings" benefits EPS by 6.1%

The continued trend of manufacturing earnings leads to the vicious cycle of missing/lowering guidance

Source: Various DuPont press releases, Company Form 8-K filed on January 28, 2014 and January 27, 2014 and Trian calculations.

DuPont Can Be Great | 36

DuPont Will Likely Miss Guidance Again In 2015 Source: Company SEC Filings and Trian Estimates. (1) Based on DuPont presentation and Form 8 - K filed on 1/27/15. DuPont says Agriculture PTOI excluding FX will grow mid to high single digits. (2) Represents % decline of operating earnings excluding Pharma , Coatings , Nutrition and Industrial Biosciences (since the majority of the businesses was acquired in May 2011 through the Danisco acquisition) and Agriculture between 2011 and 2014 . (3) See Company Form 8 - K filed on 1/27/15. (4) Includes $ 36m gain on sale in Agriculture, $ 23m gain on sale in Performance Chemicals, $ 23m gain on sale in Performance Materials , and an $ 18m gain on termination of Nutrition distribution agreement. (5) Assumes 22% tax rate consistent with guidance for 2014 and 2015, versus actual 2014 of 19.2%. (6) Midpoint of range ($4.00 - $4.20 ). (7) Assumes Company achieves cost savings as per guidance provided on Q4 2014 earnings call. ▪ Once again , we believe DuPont management has set itself up for failure; they now must make up for 2014 one - timers ($ 200m one - time reduction of performance - based compensation, $ 100m inclusion of “manufactured” one - time gains) and a rising tax rate (from 19.2% in 2014 to 22% in 2015) to achieve 2015 guidance ▪ Assuming that DuPont achieves 35 cents of cost - savings in 2015 and that Agriculture PTOI grows 6% (1) (both per company guidance), Trian estimates that the remainder of the business must grow operating earnings by ~17% to meet guidance; these same segments have seen operating earnings decline by 26% since 2011 (2) Implied Core Growth Needed (8) Assumes a mid - year $4bn stock buyback, at $76.10 per share, the price as of 2/6/15 . Represents Trian estimates given current Company guidance, for a $4bn midnight dividend from Chemours that will be used to buy back stock over 12 - 18 months after completion of spin - off. (9) Based on Company guidance. (10) Assumes $4bn in debt at Chemours with 6% interest rate, outstanding for half a year. DuPont guidance of $4bn proceeds from midnight dividend from Chemours implies pro forma debt at Chemours of ~$4bn. DuPont currently guiding that Chemours will be rated BB. Tronox, a TiO2 competitor, currently is rated BB and has 5 year bonds outstanding with current yield of ~6.4%. (11) Based on DuPont presentation and Form 8 - K filed on 1/27/15. DuPont says Agriculture PTOI excluding FX will grow mid to high single digits . - $0.09 - $0.14 - $0.17 $0.24 $4.01 $3.78 $3.85 2014 Operating EPS One-Time Gains Norm. Tax (22%) 2014 EPS Ex One-Time Performance Comp FX Hedge 2014 Norm EPS (3) (4) (5) - $0.35 - $0.15 $0.60 $0.10 $4.10 $4.30 2015 EPS Guide Cost Savings Share Repurchase FX Headwind Interest Expense 2015 Core EPS (6) (7) (8) (9) (10) 37 Bridge to Normalized EPS Bridge From 2015 Guidance to Core EPS Needed 2015 Core EPS (Ex Savings Growth, FX, etc) $4.30 ÷ 2014 Normalized EPS (Ex One-timers, FX, etc) $3.85 Implied Core Growth 11.6% 2014 Agriculture EPS $1.96 ÷ 2014 Normalized EPS (Ex One-timers, FX, etc) $3.85 % of 2014 EPS 50.9% 2015 Ag Growth ex FX (per guidance) (11) 6.0% Implied 2015 Core Growth Ex Ag 17.4%

Not Subjective: Even Using DuPont's Suggested Comparables And Weighting Methodology, TSR has Lagged

- **Even using DuPont's choice of comparables, which we disagree with, and their market capitalization-weighting methodology, DuPont has underperformed the benchmarks in the more normalized economic environment of the last 4 years**
- **Trian believes this is a direct reflection of management's inability to grow EPS since 2011**

TSR for Period Ended 9/16/14(1)


4 Year
109 %
90 %
89 %
84 %
93 %
73 %
Trian Peers: Average
Trian Peers: Mkt Cap Weighted
Proxy Peers: Average
Proxy Peers: Mkt Cap Weighted
S&P 500
DuPont
3 Year
89 %
80 %
74 %
71 %
75 %
54 %
Trian Peers: Average
Trian Peers: Mkt Cap Weighted
Proxy Peers: Average
Proxy Peers: Mkt Cap Weighted
S&P 500
DuPont
2 Year
50 %
40 %
48 %
47 %
42 %
34 %
Trian Peers: Average
Trian Peers: Mkt Cap Weighted
Proxy Peers: Average
Proxy Peers: Mkt Cap Weighted
S&P 500
DuPont
1 Year
15 %
12 %
15 %
16 %
20 %
13 %
Trian Peers: Average
Trian Peers: Mkt Cap Weighted
Proxy Peers: Average
Proxy Peers: Mkt Cap Weighted
S&P 500
DuPont
Trian Peers
Proxy Peers
S&P 500
DuPont

Source: Bloomberg and CapIQ.

(1) Because DuPont's stock has outperformed the comparables by 13% - 18%(2) since the release of Trian's white paper on September 16, 2014, despite earning estimates coming down, Trian has chosen this end date to benchmark performance. Trian believes this date represents DuPont's unaffected stock price.

(2) Since September 16, 2014 through February 6, 2015, DuPont has outperformed proxy peers by 13% on an equal-weighted and 14% on a market cap weighted basis; Trian peers by 18% on an equal-weighted basis and Trian peers by 16% on a market cap weighted basis.

DuPont Can Be Great | 38

39 Root Cause Of DuPont’s Underperformance

DuPont’s State Of Perpetual Transformation Has, In Our View, Led To A 16 - Year Stock Price Decline $15 $30 $45 $60 $75 $90 May-98 Sep-01 Jan-05 May-08 Sep-11 Jan-15 Sale of Coatings Sale of INVISTA Acquires remaining 80% of Pioneer Separation of Conoco announcement DuPont completes Conoco split - off Danisco acquisition Sale of Pharmaceuticals Trian initial i nvestment Day prior to Trian ownership m ade p ublic Unaffected Stock Price (4) Has Declined - 11% Since the Separation of Conoco (16+ years) A nd Down - 20% From Peak (5/20/98) ▪ Since ’98, DuPont has continually restructured the portfolio to no avail – Divested >$34bn in revenue (1) and acquired over $11bn in revenue (2) vs DuPont’s current ~$35bn (3) revenue base ▪ Yet , DuPont’s stock price has declined over a 16 year period Source: Bloomberg, Cap IQ as of 2/6/15 and SEC Filings. (1) Represents significant divestitures. Full year of revenue at DuPont before being separated (Conoco in 1997, Pharmaceuticals i n 2 000, Textiles in 2003, Coatings in 2011). Does not include the proposed spin - off of Performance Chemicals which has not yet closed. (2) Revenue at time of acquisition was nearly $5bn, but is now estimated by Trian to be over $11bn assuming 68% of Agriculture (b ase d on 10 - K) and 67% of Nutrition and 100% of Industrial Bio are revenues from acquired businesses (based on 2013 Data Book). (3) 2014 revenue includes Performance Chemicals. (4) Unaffected share price refers to September 16, 2014, the day prior to press reports of Trian’s White Paper. (5) TSR from announcement of Conoco IPO through the day prior to reports of Trian ownership of DuPont’s stock (5/8/1998 – 9/16/2014) . DuPont S&P 500 S&P Chem TSR (5) 55% 144% 257% 40

Outperformance Results From Best - in - Class Operations 41 ▪ Best - in - class revenue growth in each business segment ▪ Highest margins in each business segment (lowest cost producer in all businesses ) ▪ Management consistently achieving promised performance targets ▪ Shareholder - friendly capital allocation in mature businesses and high ROIC in growth business ▪ Excessive holding company costs – Trian estimates $2 - $4bn of excess corporate costs including ~$907m of publicly disclosed unallocated corporate costs ▪ Disparate businesses and overwhelming complexity have, in our view, rendered the management team incapable of meeting its own guidance ▪ Bureaucracy and a lack of accountability have led to below - peer organic revenue growth and margins in most segments ▪ Poor capital allocation, we would suggest, hurts ROIC and limits TSR over time ▪ Poor corporate governance has, in our view, led to above - target compensation for poor results, continued earnings misses and an obfuscation of performance DuPont’s Operating EPS declined by >7% over the last 3 years (2011 - 2014). Long - term success will, in our view, only result if operational performance is best - in - class Obstacles To Success Pre - Requisites For Success

Why DuPont Underperformed: Failure To Deliver Target Or Peer Level Organic Revenue Growth

- **DuPont's organic revenue growth has trailed peers in 5 of 7 segments (~71% of revenues)[(1)] and has rarely met its own goals**

Nutrition and Health (Q212-Q414 CAGR[(2)])


7-9%
7-9%
4.6%
3.0%
2011 Target
2013 Target
Peers
DuPont

Industrial Biosciences (Q212-Q414 CAGR[(2)])


10%-12%
7-9%
6.6%
3.2%
2011 Target
2013 Target
Novozymes
DuPont

Performance Materials (2008-2014 CAGR[(3)])


4-6%
3-5%
4.5%
1.9%
2011 Target
2013 Target
Peers
DuPont

Agriculture – Crop (2008-2014 CAGR[(3)(4)(5)])


8-10%
8-10%
8.0%
5.7%
2011 Target
2013 Target
Peers
DuPont

Safety and Protection (2008-2014 CAGR[(3)])


8-10%
5-7%
3.2%
-0.2%
2011 Target
2013 Target
3M Segment(6)
DuPont

Performance Chemicals (2008-2014 CAGR[(3)])


6-8%
3-5%
3.3%
1.3%
2011 Target
2013 Target
Peers
DuPont

Source: SEC filings and Wall Street research.

Note: Sales CAGRs exclude currency and M&A when possible; as DuPont does not disclose currency per segments, Sales CAGR for DuPont excludes only portfolio changes. The peers for Performance Materials are Celanese Advanced Engineered Materials and BASF Plastics; the peers for Crop Protection are Syngenta's crop business, FMC Agriculture, Bayer CropScience and BASF Agricultural; the peers for Nutrition & Health are Chr. Hansen Cultures and Enzymes, Tate & Lyle Specialty Food, Royal DSM Nutrition, Kerry Ingredients and Flavours and FMC Health and Nutrition; the peers for Performance Chemicals are Huntsman Pigment, Tronox Pigment, Kronos, Arkema Industrial, Daikin Chemicals and Honeywell Performance Materials.

Note: Uses 3M Safety and Graphics and BASF functions, materials and solutions for 2013 as both companies changed segments in FY13.

Note: For companies that have not yet reported full year 2014 results, assumes that year to date organic growth represents full year 2014 organic growth.

(1) Segments presented above contribute 71% of total DuPont revenue base. Agriculture Crop contributes 32% of the Agriculture segment's revenue (based on 2014 Form 10-K). Excluding Agriculture Crop, the remaining segments presented above contribute 61% of DuPont's revenue base.
(2) Timeframe starting the year after DuPont acquired Danisco. Calculates a weighted average organic growth rate over time using reported quarterly metrics.
(3) Begins in 2008 to capture current management tenure.
(4) Agriculture Crop growth does not exclude M&A. Estimates from data book (Crop as a percentage of agriculture or agriculture and nutrition segment for 2008-2013) 2014 revenue from 2014 form 10-K.
(5) Note: Agriculture growth targets for DuPont's full segment apply to both seeds and crop protection, not specified for one or the other.
(6) Uses 3M Safety and Graphics for 2013 and 2014 and 3M Safety, Security and Protection segment for the prior years.

DuPont Can Be Great 42

Why DuPont Underperformed: Failure To Deliver Peer Level Margins

- **DuPont's EBITDA margins have lagged peers in 5 of 7 segments (~64% of revenues)**

Electronics & Communications(1)


23%
17%
Peers
DuPont

Safety & Protection(1)


27%
23%
3M Segment (2)
DuPont

Industrial Biosciences(1)


35%
21%
Novozymes
DuPont

Agriculture(1)


30%
22%
28%
23%
Monsanto
Crop Protection Peers
Blended Peers (3)
DuPont

Nutrition & Health(1)


24%
16%
Peers
DuPont

Source: SEC filings and Wall Street research. EBITDA includes a portion of unallocated corporate costs (allocated by revenue to the respective segment) and is adjusted for impairments and other non-recurring charges. DuPont, Monsanto, and Syngenta adjusted to exclude non-operating pension and OPEB. Novozymes does not disclose whether is has a defined contribution plan. As the other peers are segments of a company, rather than the whole company, and pension is not easily allocable, does not add back non-operating pension and OPEB for the other peers. Financials converted to US dollars at average exchange rate for year.
Peers for Electronics are Air Products Materials Technologies, 3M Electronics & Energy, Dow Electronics & Functional Materials. Peers for Agriculture are Monsanto, BASF Agriculture Solutions, Bayer CropScience, FMC Agriculture Solutions, Syngenta. Peers for Nutrition are Chr Hansen Cultures and Enzymes, Tate & Lyle Specialty Food Ingredients, Royal DSM Nutrition, Kerry Ingredients and Flavours, and FMC Health & Nutrition.

(1) Uses most recently available data for each company. CY2014 financials for DuPont, Novozymes, 3M, Dow, Air Products, FMC, and Monsanto. LTM ending 9/30/2014 for BASF, Bayer, Syngenta, Royal DSM, and Tate and Lyle. LTM 11/30/2014 financial for Chr Hansen. LTM 6/30/2014 for Kerry (financials released semi-annually). Certain peers only disclose segment-level depreciation and amortization in annual reports, which may not have been released yet for 2014 (or the relevant period included). As such, Trian assumes each segment's depreciation is of a similar proportion to the most recently available full-year figures.
(2) Uses 3M Safety and Graphics.
(3) "Blended Peers" refers to a 68% weighting of Monsanto's margin and a 32% weighting of Crop Protection Peers margins, reflecting DuPont's Agriculture segment's business mix (68% seed/32% crop).

DuPont Can Be Great
43

44 Trian Initiatives

In Collaboration With Other Board Members , Trian’s Nominees Will Seek To Focus On The Following Initiatives: ▪ Assess The Corporate Structure – Determine whether management is capable of achieving best - in - class revenue growth and margins with the existing portfolio or whether there is a need to separate the portfolio – While Trian advocates a separation as a means to improving performance, Trian nominees are open - minded to keeping the portfolio together if performance can be improved ▪ E liminate Excess Corporate Costs – Ensure productivity initiatives hit the bottom line – Eliminate corporate bureaucracy, speed up decision making – Implement zero - based budgeting ▪ Evaluate Capital Allocation Policies – Includes organic investments (R&D, capital expenditures, I ndustrial B iosciences initiatives), M&A, balance sheet efficiency and capital return policies (increasing dividends) ▪ Enhance Corporate Governance – Increase transparency, re - evaluate proposed corporate governance at Chemours, align compensation programs with performance and hold management accountable for promised performance 45

46 Corporate Structure

Disparate Businesses And Overwhelming Complexity: New DuPont (1) Remains A Conglomerate With 44% Of Sales In Low Growth Businesses 47 Sales Growth Has Been Non - Existent (07 - 14) ($bns) (2) Growth in Adjusted PTOI (3) Has Been Anemic ($ bns ) 0 % CAGR $2.1 $1.3 $0.7 $2.1 $2.1 $2.1 $2.3 $2.4 0% 5% 10% 15% 20% 25% $0 $1 $2 $3 2007 2008 2009 2010 2011 2012 2013 2014 2.5 % CAGR This is Despite Performance Materials Over - Earnings As a Result of Record - High Ethylene Spreads Margin %: 16.5 11.0 7.9 17.5 15.2 16.2 18.2 19.7 Ethylene Spread Profit Over Time (07 - 14) ($m) (4) Excluding the ethylene spread PTOI was flat and margins only expanded ~58bps Source: SEC Filings, Investor Presentations, Trian Estimates. PTOI before non - operating pension expense. (1) “New DuPont” as defined by management (DuPont excluding Performance Chemicals segment). (2) 2013 and 2014 figures are adjusted for Viton, which is transferred to Performance Chemicals in spin off. (3) “PTOI” defined as pre - tax operating income. (4) Ethylene spread calculations from Trian, market data sourced from Bloomberg and JP Morgan research. Assumes 95% operating rate of 1,500m pound ethylene facility, assumes its cracking 100% ethane vs propane. ▪ The Performance Materials, Safety and Protection and Electronics and Communications segments have historically been low growth and volatile. Margins have deteriorated despite the significant increase in ethylene spreads $204 $282 $186 $283 $296 $443 $504 $538 2007 2008 2009 2010 2011 2012 2013 2014 $12.5 $12.1 $9.4 $12.2 $13.7 $12.7 $12.7 $12.4 2007 2008 2009 2010 2011 2012 2013 2014

The Other 56%: One Proven Growth Business, Two With Potential

Unproven

Nutrition & Health (12% of sales)

Organic Revenue Growth Has Been Below Target and Weakening



7-9%
5.0%
3.1%
1.7%
Target Growth
Q2-Q4 '12 Growth
2013 Growth
2014 Growth

Contracting EBIT Margins Since Acquisition[1]



12.6%
7.7%
2010 Margins (2) (3)
2014 Margins

Industrial Biosciences (4% of sales)

Organic Revenue Growth Consistently Below Target



7-9%
3.4%
3.5%
2.7%
Target Growth
Q2-Q4 '12 Growth
2013 Growth
2014 Growth

Contracting EBIT Margins Since Acquisition[1]



18.1%
13.7%
2010 Margins (3)
2014 Margins

Agriculture (40% of sales)

Strong Revenue Growth: 10% CAGR



($ bns)
$5.7
10% CAGR
$11.3
2007
2014

Improving Margins[4]



15.4%
16.7%
17.5%
19.5%
20.5%
21.2%
20.8%
2008
2009
2010
2011
2012
2013
2014

Source: SEC Filings, Investor Presentations, Trian Estimates.
Note: Compares organic growth to target growth. Danisco acquisition closed in Q2 2011, organic growth starts a year after acquisition closes.
(1) Margins are post-corporate to make figures comparable. Breaks out Danisco into Industrial Biosciences (its Genencor business) and Nutrition & Health.
(2) Blended margin of DuPont legacy nutrition and Danisco.
(3) Margins are pro forma for announced synergies of $130m. Synergies are allocated to Nutrition & Health and Industrial Biosciences on a % of sales basis.
(4) Adjusted PTOI margins. Starts in 2008, the first year DuPont reported Agriculture on a standalone basis.

DuPont Can Be Great 48

In 2004, DuPont Promised Sale Of INVISTA Would Lead To Higher Growth And Profitability

- **In 2004, DuPont sold INVISTA, a commoditizing textiles business, to Koch Industries, a private conglomerate**
- **DuPont management claimed that DuPont would be positioned for higher growth and profitability:**
  - "With the anticipated sale of INVISTA, DuPont will be a smaller company with the potential for higher growth and profitability…But unlocking that potential means doing things differently. If we are to meet our earnings growth objectives – which we will – we cannot support the complexity and cost entailed by diverse and specialized organizations and processes. The actions we are announcing today are necessary to ensure the near- and long-term competitiveness of DuPont." – Press release, 12/1/2003
- **However, since the sale of INVISTA, DuPont's EPS growth and TSR have been meager relative to diversified industrial and chemical peers**



EPS Growth
769% FMC
649% EMN
317% DHR
302% BASF
280% DOV
199% ETN
189% EMR
164% UTX
161% HON
130% DOW
127% MMM
97% DD
87% IR
23% GE



TSR(1)
697% FMC
479% EMN
416% BASF
268% HON
245% DHR
228% ETN
220% DOV
187% UTX
167% EMR
163% IR
122% 3M
112% DD
87% DOW
21% GE

Note: 2013 chosen as ending date for EPS growth comparison, as a significant portion of peers have not yet filed annual reports / Form 10-K's for 2014, which are necessary to make non-operating pension / OPEB (other post-employment benefits) adjustments.
(1) Source: Bloomberg as of 12/31/2003 - 9/16/14 (uses unaffected price, prior to release of Trian's White Paper).
Excludes companies not public during the relevant time period.

DuPont Can Be Great 49

10.6x 7.5x Coating Peers PPG Chemical Investors Value Focus: PPG Industries Case Study 50 Traded at Significant Discount to Peers Significant Re - Rating After Spin Source: SEC Filings, CapitalIQ and Press Releases and Bloomberg. Peers include Valspar and Sherwin Williams. (1) Reflects a blended P/E multiples weighted by contribution of total 2012 EBIT. (2) From the day before the separation announcement through the date of the split - off transaction (7/18/12 - 1/28/13). Disclaimer: Market conditions at the time of the events reflected in this case study may differ materially from current and future market co nditions. The performance of this example should not be construed as an indication of the performance of DuPont on a go - forward basis. Past performance is not an indicati on of future results. EV/EBITDA P/E 17.6x 12.9x Coatings Peers PPG EV/EBITDA P/E 7.5x 10.0x @ July 2012 Pre-Spin @ Jan 2013 Post- Spin 12.9x 17.2x @ July 2012 Pre-Spin @ Jan 2013 Post- Spin $85 $95 $105 $115 $125 $135 $145 Jul '12 Sep '12 Nov '12 Jan '13 Mid - 2012 ▪ Traded at the lowest common denominator due to the volatile commodity chemicals business which only generated 11% of sales ▪ At the time, PPG traded at a 27% discount to coatings peers (Sherwin - Williams and Valspar), at just 13x next twelve months (NTM) P/E Jul - 2012 ▪ In July 2012, PPG announced its intention to separate the commodity chemicals business and merge it into a subsidiary of Georgia Gulf Jan - 2013 ▪ Just six months later, after PPG completed the split - off of its commodity business, PPG “RemainCo” re - rated to an 18x NTM P/E multiple, representing a ~40% multiple expansion (the blended multiple of the two businesses rose to 17x, a 33% increase) (1) PPG S&P 500 S&P Chem TSR (2) 36% 11% 14%

Benefits Of Focus: Improve Performance Vs. Peers

Ingersoll Rand | ALLEGION

- **Ingersoll-Rand management had struggled to run a multi-industry conglomerate:**
  - Rescinded guidance within months of March 2011 Investor Day, implying little control over businesses[(1)]
  - Margins were dramatically lower than peers in businesses comprising ~85% of sales[(2)]
  - Capital allocation had been subpar as indicated by IR's ~6% ROIC[(3)], among lowest of its peers
- **In April 2012, Trian met with management to discuss a broad corporate restructuring to achieve greater focus, higher margins, optimal capital allocation and improved corporate governance**
- **On August 13, 2012, the Board of Directors of Ingersoll-Rand elected Trian CEO Nelson Peltz to serve as a director on the company's Board**
- **After we initially recommended a separation into 3 distinct businesses[(4)], the Company convinced us that it only had bandwidth for a separation into two**
- **Therefore, on December 10, 2012, Ingersoll-Rand announced that it was spinning off its Commercial and Residential Security Businesses (now called Allegion) to shareholders[(5)]**
  - Announced that commercial and residential security would form a new standalone global company while Ingersoll Rand will continue as a global leader in creating comfortable, sustainable and efficient environments
  - Announced revised capital structure, including an increase in overall leverage levels (while maintaining a solid investment grade rating), a new $2bn share repurchase program (with 15 month time frame for completion) and 31% increase in quarterly dividend

> **"We believe the spin-off, which is the result of an in-depth review of strategic alternatives by our Board and management, will allow both companies to <u>enhance value by allocating capital and deploying resources in a more focused way, while preserving and increasing synergies within their businesses</u>. At the same time, it will position the new security company to build scale and make the necessary investments for the future."**
>
> **-Michael W. Lamach, IR Chairman & CEO, Dec. 10, 2012**

Source: Company SEC filings, investor presentations and 2/10/12 call with Ingersoll-Rand Investor Relations. While Mr. Peltz was a director of Ingersoll-Rand plc, none of the information set forth herein is based on non-public information of Ingersoll-Rand plc.

(1) On October 20, 2011, management rescinded March 2011 Investor Day guidance, just three months after reiterating such guidance on July 2011 earnings call.

(2) Includes "IR Climate" and Industrial segments. "IR Climate" represents Climate Solutions segment (ex. Hussmann) plus Residential HVAC (estimated to represent 75% of Residential Solutions segment sales).

(3) Includes aggregate ~$4.4bn impairment charges taken since 2008.

(4) August 2, 2012 Schedule 13D.

(5) Ingersoll-Rand press release issued December 10, 2012.

Disclaimer: This case study is an example of a discrete investment, which is presented solely to illustrate Trian's investment process and strategies and not to imply that Trian's involvement with DuPont will be successful. Market conditions at the times of the events reflected in the case study may differ materially from current and future market conditions. There can be no guarantee or assurance that Trian's strategic or operating initiatives if implemented will be successful. The performance of the example should therefore not be construed as an indication of the performance of DuPont on a going forward basis. Past performance is not an indication of future results.

DuPont Can Be Great | 51

6.6x 10.5x 14.1x 3.0x 5.0x 7.0x 9.0x 11.0x 13.0x 15.0x Ingersoll-Rand, Pre- Trian Ingersoll-Rand, Current Allegion, Current Source: Company SEC filings, Bloomberg, CapitalIQ . (1) Reflects 2012e EV/EBITDA multiple as of 2/1/2012, the day prior to Trian’s initial investment. (2) “Current” refers to February 6 th , 2015. (3) 2016 target per November 2013 Analyst and Investor Meeting . (4) Annual EPS growth rate from 2012 – 2016. Historical EPS figures based on SEC filings. Projected EPS growth based on Bloomberg co nsensus estimates and Trian estimates. (5) Cash used for dividends and share repurchases from 2011 – 2014. (6) Bloomberg 5/8/12 through 2/6/2015. Disclaimer: This case study is an example of a discrete investment, which is presented solely to illustrate Trian’s investment process and strategies and not to imply that Trian’s involvement with DuPont will be successful. Market conditions at the times of the events reflected in the case study may differ materially fro m c urrent and future market conditions. There can be no guarantee or assurance that Trian’s strategic or operating initiatives if implemented will be successful. The performance of the example s hou ld therefore not be construed as an indication of the performance of DuPont on a going forward basis. Past performance is not an indication of future results. NTM EV/EBITDA Multiple New Ingersoll - Rand EBIT Margins +58% increase +113% increase ▪ Significant operational and financial improvements in both businesses since separation − EBIT margins at new Ingersoll - Rand expected to be up ~35% from 2012 - 2016 (from 9.2% to 12.5% at the mid - point of guidance (3) ); EPS to grow 15 - 20% per year (4) − ~$ 5.4bn in total capital returned to shareholders from 2011 to 2014 (5) − In March 2014, Allegion had its first investor day and guided high - teens EPS growth driven by 4 - 5% revenue growth, margin expansion and capital return ▪ Stock price outperformance − Since Trian disclosed its approximately 7% stake in Ingersoll - Rand, share price has increased by 106% versus 60% for the S&P and 64% for the S&P 500 Industrials Index (6) 9.2% 11.0% 12.0% 2012 2014 2016 Target (1) Same management team pre and post - spin! 12 - 13% Benefits Of Focus: Improve Performance Vs . Peers 52 (3) (2) (2)

53 Excess Corporate Costs

Estimated Excess Corporate Costs: The Coatings Case Study

- **There is a $229m difference between the 2011 Adjusted EBITDA reported by Axalta and DuPont, for its Coatings business (*same company, same year*). We believe much of the difference is excess corporate expense, which in our view, burdens all of DuPont's businesses**
- **Trian estimates excess corporate costs using two approaches:**

Approach #1 - % of sales

($ in millions)

At Axalta / Coatings	
2011 Adj. EBITDA - Axalta	$568 [1]
- 2011 Adj. EBITDA - DuPont, after Unallocated Corporate	339 [2]
Excess Allocated and Unallocated Corporate	$229
Excess Allocated and Unallocated Corporate	$229
÷ Coatings Segment Sales	4,281
= % of Segment Sales	5.3%
Extrapolation to DuPont	
% of Segment Sales	5.3%
x 2014 DuPont Segment Sales	35,006
= Total Excess Corporate Costs	**$1,869**

Approach #2 - % of EBITDA

($ in millions)

At Axalta / Coatings	
2011 Adj. EBITDA - DuPont, before Unallocated Corporate	$420 [3]
- Unallocated Corporate	80
= 2011 Adj. EBITDA - DuPont, after Unallocated Corporate	$339 [2]
2011 Adjusted EBITDA - Axalta	$568 [1]
- 2011 Adj. EBITDA - DuPont, before Unallocated Corporate	420
Excess Allocated Corporate	$148
Excess Allocated Corporate	$148
÷ 2011 Adj. EBITDA - DuPont, before Unallocated Corporate	420
= % of Segment EBITDA	35.4%
Extrapolation to DuPont	
% of Segment EBITDA	35.4%
x 2014 DuPont EBITDA ex Unalloc Corporate	$7,777 [4]
Excess Allocated Corporate	*$2,751*
+ 2014 Unallocated Corp	907 [5]
= Total Excess Corporate Costs	**$3,658**

Source: Axalta Coatings Systems Ltd. Form S-1 filed on 8/20/14, Trian estimates, and DuPont SEC Filings.

(1) Represents Axalta's Adjusted Operating Income plus Depreciation & Amortization expense. Metric differs slightly from Axalta's Adjusted EBITDA (as reported) as it excludes other expense (income) and dividend to non-controlling interest to make EBITDA comparable.

(2) Coatings adjusted PTOI plus depreciation expense less an allocation of unallocated corporate costs and adds back non-cash items and certain pension expense in-line with Axalta's current addbacks to make it comparable. Assigns unallocated corporate expense at ~2% of sales (DuPont's FY2011 unallocated corporate expense and other as % of FY2011 segment sales) to make margins comparable.

(3) Coatings adjusted PTOI plus depreciation expense and adds back non-cash items and certain pension expense (in-line with Axalta's current addbacks to make it comparable).

(4) 2014 DuPont EBITDA before Unallocated Corporate represents DuPont's reported Adjusted Segment PTOI less Other PTOI plus segment depreciation for 2014.

(5) Unallocated corporate expenses plus Other adjusted PTOI minus 2014 unallocated corporate and other depreciation and amortization .

DuPont Can Be Great
54

Estimated Excess Corporate Costs: DuPont's Methodology

- **DuPont asserts that Trian has used "faulty extrapolations"[1] to arrive at the estimated $2-$4bn of excess costs**
- **DuPont might say that Trian's methodology (Approach #1 and Approach #2) is flawed because**
  - i) DuPont allocates corporate costs by employee count, and
  - ii) Coatings had an oversized number of employees, thereby inflating the allocated / excess corporate costs at the business
- **Regardless, by DuPont's own methodology, there are $1.7bn of excess costs**

Approach #3 - % of Employees

($ in millions)

At Axalta / Coatings	
2011 Adj. EBITDA - DuPont, before Unallocated Corporate	$420[2]
- Unallocated Corporate	80[2]
= 2011 Adj. EBITDA - DuPont, after Unallocated Corporate	$339
2011 Adjusted EBITDA - Axalta	$568[2]
- 2011 Adj. EBITDA - DuPont, before Unallocated Corporate	420
Excess Allocated Corporate	$148
Axalta Employees	13,000[3]
Total 2011 DuPont Employees	70,000[4]
% of Employees	18.6%
Extrapolation to DuPont	
Excess Allocated Corporate	$148
÷ % of Employees	18.6%
Implied Excess Allocated Corp Costs	**$799**
+ 2014 Unallocated Corp	907[2]
= Total Excess Corporate Costs	**$1,706**

The elimination of just these excess costs implies 26% to 55% of incremental shareholder value[5]

(1) James Collins, Executive Vice President of DuPont at Bank of America Merrill Lynch US Basic Materials Conference (12/10/2014).
(2) See page 54.
(3) Estimated number of employee at Coatings in 2011 as per Trian estimates and two independent Wall Street research analysts (Bank of America and JP Morgan). See i) "Initiate with Buy; beneficiary of crude oil drop at a discount", Bank of America initiating coverage report on Axalta, December 22, 2014, and ii) "New Owners: Initiate Coverage of AXTA with Overweight Rating", JP Morgan initiating coverage report on Axalta, December 22, 2014.
(4) DuPont 2011 Form 10-K.
(5) Incremental value estimated by multiplying Total Excess Corporate Costs on this page (and prior page) by the approximate last twelve months trading multiple for DuPont (10.3x). Source: Bloomberg.

DuPont Can Be Great | 55

Coatings: The Operational Improvements After The Transaction According to the recent Axalta S - 1 filing and research reports, the private equity firms that acquired DuPont’s Coatings business made the following strategic and operational improvements: 1. Strengthened senior management : Replaced 12 of top 17 executives, including CEO and CFO 2. Created a results - driven culture, focused on profitable growth: Replaced 69 of top 140 managers 3. Accelerated organic net sales growth: – Changed strategy from DuPont strict “run and maintain” mode, in which DuPont took cash from Coatings to grow other businesses – Invested in high growth areas such as China – Aggressively pursued lost market share in the Refinish and Light Vehicle businesses – Aggressively promoted industrial coatings – Realigned businesses on a global versus regional basis 4. Expanded EBITDA margins: F rom 8% in 2011 to 19% in LTM 9/30/14 (1) – Eliminated $229m of excess corporate costs (2) – Transitioned to a more cost effective, coordinated system for CEO, CFO, CAO (e.g., IT platform, global procurement) – Eliminated low margin customer business – Improved customer pricing policy (now taking regular and selective price increases) 5. Invested in European manufacturing to reposition the region for growth (expects $100m of incremental EBITDA in 2017) 6. Generated nearly $200m of working capital funds immediately by creating third party credit terms and improving inventory position (3) Source: Axalta Form S - 1 filed on 8/20/14, Trian estimates SEC Filings, Robert W Baird report 1/12/14,Bank of America report 12/22/14, Citi report 12/22/14. (1) Compares 2011 EBITDA margin reported by DuPont and LTM September 30, 2014 EBITDA reported by Axalta. DuPont adjusted for unal loc ated corporate expense (2% of sales), and adds back non - cash items and certain pension expense to make it comparable. Axalta EBITDA is Axalta’s Adjusted Operating Income plus D&A. (2) Compares 2011 EBITDA reported by DuPont, adjusted for allocated corporate, pension, and non - cash items to 2011 EBITDA reported by Axalta with certain adjustments for non - cash items and pension expense to make comparable with DuPont. (3) According to Axalta cash flow statement in the S - 1, the “changes in operating assets and liabilities” provided a source of cash of $199.2m in 2013. 56

Management Must Be Held Accountable For Cost Savings Hitting the Bottom Line 57 Management’s Claimed Cost Savings Trian’s Perspective ▪ “…I'm also pleased to note that we have increased our cost reduction target by approximately $300 million to at least $1.3 billion of total expected savings to be achieved on a run - rate basis by 2017.” − DuPont Q4 2014 earnings transcript ▪ The $1.3bn claim is really $925m given the fact that $375m is a transfer of costs (to Chemours), not a cost reduction ▪ Management is not committed to flowing all the cost savings to bottom - line − Q: “Is there anything that might…. be an offset…to [the EPS impact] from Fresh Start in 2016?” − A: “…there’ll be inflation that occurs on some of the cost items…So there’s going to be some increase in that cost element that this is going to be going against [the cost cuts]” (1) ▪ “…we will eliminate $230 million in residual costs associated with the divestiture [Coatings]…we expect to deliver…the full amount in 2014...” − DuPont Q3 2012 earnings transcript (1) Source : Q4 2014 Earnings call. (2) Source : DuPont SEC filings. Realized cost reductions represents the difference between unallocated corporate plus other in 2012 ($1,022m ) and 2014 ($907m ). $230 $115 Promised Realized (2) Realized 50% of target Unallocated Corporate Cost Reduction: Coatings ($ in millions)

58 Capital Allocation

Substantial Agriculture R&D Has Yielded Negative Results

~$5bn[5] in Agriculture R&D over last 5 years

Results

- **No new biotech traits, of significance, discovered**
- **$1bn jury verdict against DuPont for patent infringement**
  - A federal jury found that DuPont willfully infringed on Monsanto's RoundUp Ready 2 patent and owed Monsanto $1bn in damages[1]
  - In lieu of this, DuPont and Monsanto agreed to a settlement whereby DuPont will pay a minimum of $1.75bn in royalty payments for Roundup Ready 2 and dicamba (from 2014 through 2023)[2]
- **$1.2bn in charges relating to Imprelis, despite estimated sales of only ~$7m[3]**
- **Paying competitors for science capabilities**
  - DuPont licenses Bayer's LibertyLink, Dow's Herculex, Monsanto's Roundup Ready, and Syngenta's Agrisure
  - Agrisure license could exceed $400m in cumulative payments[4]

Source: SEC filings.
(1) Monsanto press release 8/1/12.
(2) DuPont press release 3/26/2013.
(3) Free Press, "EPA: DuPont failed to warn of popular herbicide's danger to trees". Charges taken by DuPont related to customer claims of damage caused by the Imprelis herbicide.
(4) Pioneer press release, 12/14/2010.
(5) 2010-2014 based on Company Data Book and 2014 Form 10-K.

DuPont Can Be Great
59

Reckless And Expensive Agriculture Failures

- **DuPont's new product launches have led to expensive solutions/charges and in our view have damaged the Company's credibility**

Imprelis:
$7m sales, $1.2bn in charges

- On October 2010, DuPont began marketing Imprelis as a safe-to-use herbicide designed for professional use
- After the release of Imprelis, reports emerged that trees were browning and dying; however DuPont continued to market this product
- In August 2011, the EPA issued a "Stop Sale" Order, requiring DuPont to cease sale and use of, and to remove Imprelis
- While Imprelis is only estimated to have resulted in ~$7m in sales[(1)], the Company has recorded charges of $1.2bn[(2)]
- **Trian believes that this product should have never been brought to market**

Optimum GAT:
~$1.75bn in licensing payments to Monsanto

- From 2006-11, DuPont touted Optimum GAT as a competitive trait to Monsanto's RoundUp Ready
- Optimum GAT results proved to be lackluster, and DuPont combined the gene with RoundUp Ready
- This led to significant litigation liability: A federal jury found DuPont willfully infringed on Monsanto's patents and thus awarded Monsanto $1bn in damages to Monsanto, one of the largest verdicts of 2012
- DuPont and Monsanto reached a settlement where DuPont will pay Monsanto a minimum of $1.75bn (royalties) through 2023
- **Trian believes DuPont was reckless in infringing upon Monsanto's patent. Not only did DuPont's trait fail, but it was forced into licensing Monsanto's trait**

Source: Class Action Lawsuit: Case No. 11-2284-GP, EPA Website, New York Times —New Herbicide Suspected in Tree Death, IHS Chemical Week March 25-April 1, 2013, and Litigation, Spring 2013.
(1) Detroit Free Press, "EPA: DuPont failed to warn of popular herbicide's danger to trees.
(2) 2013 DuPont Form 10-K.

DuPont Can Be Great
60

Uneconomic ROIC On 2/3rds Of The Revenue Base (Ex Ag & Pharma)

Sales ex Agriculture and Pharma (2007-2014)



0% CAGR
$23.7
$24.0
$19.0
$23.7
$28.8
$24.4
$24.0
$23.4
2007
2008
2009
2010
2011
2012
2013
2014

Capital Expenditures, Net Acquisitions & Research and Development

($ in Billions)	Cumulative '08-'14
Net Capital Expenditures	$9.1
Acquisitions, Net of Divestitures	$1.9
Research and Development	$6.3
Total Investment	**$17.3**

Pre-R&D EBITDA ex Agriculture and Pharma (2007-2014)



3% CAGR
$4.2
$3.0
$2.5
$4.8
$5.8
$5.3
$4.8
$5.3
2007
2008
2009
2010
2011
2012
2013
2014

Uneconomic ROIC[1]: Significantly Below WACC[2]



ROIC is 45% Below Cost of Capital
9.1%
5.0%
DuPont's Cost of Capital (WACC)
DuPont's Actual ROIC

DuPont's inability to generate an attractive return in its non-Agriculture businesses (68% of revenues) is concerning especially in light of the current headwinds in Agriculture markets

Source: Company SEC filings, Trian Estimates and Company Data Books.
Trian estimates Agriculture EBITDA for 2007 using average of 2008-2010 Nutrition EBITDA margin (pre-Danisco) and backing out Nutrition EBITDA from segment figures (when DuPont only reported Agriculture and Nutrition as one segment). Assumes 2013 Company acquisition spending in Agriculture was entirely related to Pannar. For 2007, assumes capex and R&D spend as % of sales for Agriculture & Nutrition segment is the same as for Agriculture standalone.
(1) ROIC defined as change in EBITDA pre-R&D, excluding agriculture and pharma from 2007-2014 divided by the sum of 2008-2014 net capex, R&D and acquisitions. The result is tax-effected at 22%.
(2) Weighted average cost of capital calculated using fully diluted market capitalization as of 2/6/2015. Pre-tax cost of debt assumed to be 2.72% based on the yield of recently issued 8-year debt (issued 2/15/13) as per Bloomberg as of 2/6/2015. Assumes 22% tax rate. Cost of equity assumes risk free rate of 1.95%, the approximate yield on the 10 year Treasury as of 2/6/2015, a beta of 1.095 (Source: Bloomberg), and an equity risk premium of 7.5% (Trian estimate). Cost of preferred equity assumed to be 4.2%, consistent with weighted average yields on current outstanding preferred.

DuPont Can Be Great | 61

DuPont Has Reduced Investment In Growth Businesses

- **Trian believes that capital and R&D should be invested primarily in <u>growth businesses</u> rather than <u>mature businesses</u>**
- **DuPont management has demonstrated that it disagrees:** Investments[1] as a percentage of sales into growth businesses have been reduced more than investments into mature businesses (Coatings and Performance Chemicals), despite management's claims of increasing investments into growth businesses[2]

Capital Expenditures Plus R&D as a % of Segment Sales


Agriculture & Nutrition
13.4%
-115bps
12.3%
2008
2013
Electronics & Communications
14.7%
-585bps
8.8%
2008
2013
Safety & Protection
15.3%
-1,025bps
5.1%
2008
2013
Performance Materials
5.9%
-138bps
4.5%
2008
2013
Performance Coatings(3)
3.7%
-73bps
2.9%
2008
2011
Performance Chemicals
7.5%
+61bps
8.1%
2008
2013
"Core" Segments
Segments Where Separation Completed/In Process

Source: Company Data Books. Figures only through 2013, as 2014 Company Data Book not yet released.
(1) "Investments" refers to the sum of capital expenditures and research and development.
(2) See presentation at September 2013 Credit Suisse Chemical and Ag Science Conference. (http://investors.dupont.com/files/doc_presentations/2013/DuPont%20Credit%20Suisse%20Presentation%20for%209-19-13%20FINAL.pdf).
(3) Performance Coatings became a discontinued operation in 2012; consequently, 2011 was the last year its results were reported.

DuPont Can Be Great 62

63 Source : 2012 data book, 2013 data book, 2008 - 2013 non - GAAP reconciliation (on DuPont website), transcripts, press releases, DuPont Applied Biosciences Analyst Day Company presentation . Biomaterials and Biofuels based on 2012 Data Book figures for Industrial Biosciences. Biomaterials was 19% of 2012 sales an d b iorefineries was 24%. Gevo Form 10 - K and press releases and Beta Renewables press releases. ▪ In 2007, DuPont promised $2.3bn revenue for Applied Biosciences by 2012 ▪ Significant investments over time ― $2.0bn in “ other” expenses (2008 - 2014) ― $7bn purchase of Danisco to bring capability “in - house ” Results ▪ Missed 2012 revenue target by nearly 80% ($507m vs $2.3bn) ▪ New products mentioned in 2007 investor day are nowhere to be found ― Omega 3s, Cerenol, Zemea, Biosurfaces, Actamax, etc ▪ Biofuel facilities not commercialized ― Initially expected in 2010 (biobutanol) and 2012 (cellulosic) ― Competitors have succeeded in commercializing their facilities (Gevo – biobutanol; Beta Renewables – cellulosic) The Company should provide investors with tangible evidence that projects such as these will be economically viable and provide a strong return on capital… within a reasonable timeframe Failure To Meet Applied Biosciences Goals

Poor Decisions On Capital Expenditures

- **DuPont has grown capacity in commoditized markets where demand dynamics are unfavorable**

	Sub-Industry	Capacity Expansion Plans	Status/ Timeline	Industry Headwinds
Performance Chemicals	TiO2	Capacity additions at several TiO2 facilities plus $600m for Altamira (adding ~5% to global capacity)	Altamira capacity coming online by 2016, already delayed by more than a year	▪ Customers have been destocking inventory and finding efficient ways to cut back on TiO2 in formulation (e.g. substitutes) ▪ Chinese suppliers' increasing sophistication and capacity expansion ▪ Management does not seem to take into account unattractive demand-supply dynamics when deciding to expand capacity (global utilization estimated to be 75% in 2014)
Safety & Protection	**Kevlar**	New $500m plant expanding capacity by ~25%	Completed (Oct. 2011)	▪ Lower military demand for Kevlar (due to US withdrawal from Iraq and planned departure from Afghanistan)
Electronics & Comm.	**PVF Films for Photovoltaics**	$295m investment to double Tedlar PVF Capacity	Completed (Mid-2012)	▪ Price declines in solar energy are pressuring photovoltaic manufacturers (customers) ▪ Global solar module capacity was just 74% in 2014, down from 78% in 2013 ▪ Subsidies for solar energy continue to be cut (e.g. Japan cut subsidy in March 2014) ▪ Company recognized overall solar market weakness; cumulative write-downs of $279m in 2012 and 2014 due to weakness in thin films for PVFs
	OLEDs (Organic Light-Emitting Diodes)	"Adding material capacity to meet the anticipated market demand"	Timeline Unclear (As of Sept. 6, 2012)	▪ Remains unclear if manufacturers can make OLED cheap enough to mass produce

Source: Company SEC filings, DisplaySearch blog dated 12/14/2012, Morgan Stanley 2/13/2012, JP Morgan 11/28/2012, Kronos Company Filings, DuPont transcripts, "Defense Cuts Carry Big Cost" by John Reid Blackwell at TimesDispatch.com, Goldman Sachs TiO2 report 12/11/14, Barclays Kronos report 1/31/14, DuPont press release 5/11/2011, DuPont press release 10/7/2011, Goldman Clean Energy report 1/6/15, and "Japan Cuts Subsidy for Solar Power, Boosts Offshore Wind" by Hisaki Watanabe, Bloomberg 3/25/2014.

Note: The estimates, projections, pro-forma information and potential impact of Trian's ideas set forth herein are based on assumptions that Trian believes to be reasonable, but there can be no assurance or guarantee that actual results or performance of the Issuer will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security.

DuPont Can Be Great 64

Capital Returned To Stockholders Is Below That Of Peers “Returning capital to shareholders remains a hallmark of DuPont. From 2009 to date, we returned more than $9 billion to shareholders through dividends, an increase of 12% during this period.” - October 2014 Letter to Shareholders 65 The Reality ▪ Between 2009 and 2013, DuPont returned less FCF and proceeds from divestitures than peers ― DuPont returned 52% of FCF and proceeds from divestitures ― Compares to 82% for proxy peers group and 60% for diversified chemical and industrial peers peers (1) ▪ Under the CEO’s tenure, dividend growth has been significantly below that of peers ― 12% vs 66% for proxy peer group average and 117% for diversified chemical and industrial peers (2) ▪ Diluted shares outstanding have risen during CEO tenure (3) ― Why is management not at least offsetting dilution with repurchases? ▪ >10 years to complete its 2001 buyback authorization of $2bn (4) ▪ No timeline for 60% of current $5bn buyback program ▪ Only $1bn of $4bn coatings proceeds returned to shareholders Source: Bloomberg, Company Transcripts, SEC filings, Trian calculations. (1) Evaluates dividend and share repurchases over free cash flow plus proceeds from divestitures. Period from 2009 - 2013. Note: not updated for 2014 as not all peers reported. (2) Represents 2008 - 2014 dividend growth. Calculated based on dividends declared in a given calendar year. (3) Diluted shares have risen 1% from 2008 to 2014. Fully diluted shares calculated using basic shares plus RSUs plus dilution from stock options (as calculated using treasury stock method). Treasury stock method calculations utilize year end share prices in both 2008 and 2014, as appropriat e. (4) $ 2bn plan first authorized in 2001. The final purchase under the program was completed in H1 2012 . DuPont’s Rhetoric We’re pleased that DuPont has more recently acted on our recommendation to adopt a more shareholder - friendly capital return policy

DuPont's Balance Sheet Is Inefficient

- **With today's record-low interest rates, DuPont should be utilizing its balance sheet to enhance long-term shareholder returns**
- **DuPont's current leverage is a modest 0.5x(1)**
- **One of DuPont's fiercest competitors – Monsanto – increased its net leverage target in order to use its balance sheet as a weapon for enhanced shareholder returns; even while being expected to grow EBIT faster than DuPont and investing more(2)**
  - "**Monsanto announced a fundamental change in its idea of an appropriate capital structure**…Monsanto intends to begin an accelerated share repurchase program of $6b in 4Q:F14 or 1Q:F15 and to repurchase $11b in shares over a two year period or approximately 85 million shares or **16% of outstanding common [shares]**. Monsanto is a good free cash flow generator and maintaining a 1.5x leverage target would imply meaningful future repurchase beyond the current $11b target by mid 2016." - JP Morgan (6/26/14)

~1.5x incremental leverage at DuPont yields earnings accretion of 9% by 2017(3)
(DuPont's EPS has fallen >7% between 2011 and 2014)

(1) LTM 12/31/2014 Net Debt / Adjusted EBITDA.
(2) As per Bloomberg consensus estimates and SEC filings.
(3) Assumes shares repurchased at a 10% premium to $76.10 stock price (price as of 2/6/15). Assumes a 3.5% interest rate. EPS accretion is measured versus current Wall Street consensus estimates according to Bloomberg.

DuPont Can Be Great | 66

Dilutive M&A: Subtraction By Addition Of Danisco

Danisco Growth Below Historical and LT Targets	Nutrition and Industrial Biosciences EBIT Margins[4]



5.2% (1)
5-7%
8-10% (2)
7-9%
3.1% (3)
Danisco Avg Growth Rate
Danisco Long-term Target
DuPont 2011 Long-term Target
DuPont 2013 Long-term Target
Actual Organic Growth



13.8%
15.2% (5)
10.6%
12.5%
9.3%
Profitability down 33%
2010
2010PF For Danisco Margin Target
2014
PF for Synergies
Excluding Synergies

Source: Company SEC Filings and Transcripts, Danisco Annual and Quarterly Financial Reports and Transcripts.

(1) Danisco historical growth rate is organic growth from FY2005-2010 or 5.2%. Fiscal year 2006 growth measures only ingredients growth and Fiscal Year 2007 growth excludes flavours growth (as Danisco sold that business before DuPont acquired Danisco).

(2) 2011 long-term targets weighted by 2011 sales of Nutrition and Health and Industrial Biosciences.

(3) Revenue growth from Q2 2012-Q4 2014.

(4) Margins are before non-operating pension and OPEB expense. Uses Danisco pension expense to estimate non-operating pension and OPEB expense for Danisco prior to acquisition. For synergy figures, incorporates $130m of synergies based on Company Q4 2012 earnings call transcript (1/22/2013).

(5) 15.2% EBIT margin derived by assuming 15.9% margin for Danisco (estimated to be 76% of combined Nutrition and Industrial Bio revenue) and 4.8% margin for legacy soy business plus $130m of synergies.

DuPont Can Be Great 67

68 Corporate Governance

Consistent Lack Of Transparency

1. **DuPont "shuffles the deck chairs" with operating segments**
   - Changed segment reporting lines 3 times since 2000[(1)]
   - Operating assets also move around (e.g. Viton moved from Performance Materials (PMat) to PChem in 2014)
2. **DuPont "shuffles the deck chairs" with operating costs in the consolidated P&L**
   - In 2013 Form 10-K, reported a completely new cost item called "other operating charges" ($3.8bn) which was formerly included in Cost of Goods Sold (COGS), effectively restating the implied gross margin as 960bps higher[(2)]
   - In the fourth quarter 2014 earnings release, restated "other operating charges" again – 2013 other operating charges were restated down to $1.6bn from $3.8bn, with the difference added to SG&A, effectively increasing the SG&A ratio by >600bps[(3)]
3. **Management stopped reporting new product cannibalization entirely in 2007**
   - According to DuPont's prior Data Books, ~63% of new product sales were cannibalized in the years 2004-2006[(4)]
4. **DuPont lacks a consistent reporting methodology for M&A activity**
   - Gains on asset sales are occasionally included as operating income, e.g. Q3 2013 ~$26m gain on Pannar[(5)]
   - When measuring operating margins between 2008 and 2013, DuPont selectively includes the impact of M&A[(6)]
     - DuPont excludes Coatings (sale announced in 2012) and PChem (not yet spun), but doesn't exclude Danisco (acquired in 2011), nor does it pro forma adjust the "base" 2008 margin for the Danisco acquisition
5. **Management confused the research community when it revised long-term margin targets and simultaneously added back pension/OPEB expenses.[(7)] During this process, management brought down long-term targets but never made that clear to stockholders**

Source: Company Press Releases, SEC Filings, 2006 Data Book, Q3 2013 presentation.
(1) From 2010-2011, DuPont split Agriculture & Nutrition into 2 segments, only providing one year of historical information for each. From 2008 -2009, DuPont changed reporting from 6 to 7 segments and adjusted the businesses included within the pre-existing segments (e.g. Safety & Protection, Electronics & Communications). From 2001-2002, DuPont dramatically realigned its businesses, excluding Agriculture & Nutrition.
(2) 2012 implied gross margins increased by ~960bps using the 2013 annual 8-K vs the 2012 annual 8-K (COGS were 61.9% of sales vs 71.5% sales), as the company separated other operating charges from cost of goods sold. Analysis defines gross margin as sales less COGS.
(3) SG&A expense as a % of sales.
(4) Average cannibalized sales as a percentage of new product sales from 2004-2006 sales. Estimates using the graphs provided on page 16 of the 2006 DuPont data book, entitled "Sales From Products Commercialized in Last 5 Years" and "Growth Revenue From Products Commercialized in Last Five Years (Net of Cannibalization)."
(5) Claimed $26m gain related to an equity remeasurement of Pannar, yet in 2012 annual press release identified gain on the sale of equity method investment as a one-time gain ($122m gain).
(6) Source: Shareholder Update Presentation 10/28/14 (page 27).
(7) There were discrepancies between research analysts when they attempted to compare 2011 and 2013 targets adjusting for pension and OPEB expense. Oppenheimer (5/3/13) and UBS (5/7/2013) showed substantially different adjusted PTOI targets from the 2011 Investor Day.

DuPont Can Be Great 69

▪ Trian believes a well constructed compensation program is one of the highest priorities of any Board as it is the primary tool to influence management behavior ▪ In the case of DuPont, long term incentive (“LTI”) is the largest component of compensation; PSU’s are the largest component of LTI; revenue performance is a primary driver of PSU value ▪ Despite bottom quartile TSR performance vs. proxy peers, management’s PSU payout in 2013 was 113% of target In collaboration with other board members, Trian’s nominees will seek to craft a compensation program that better aligns management compensation with stockholder value creation Poorly Constructed Compensation Programs: Example: DuPont’s Performance - based Stock Units (“PSUs”) ▪ Prioritizing revenue growth without regard to return on capital incentivizes management to grow revenue recklessly and often results in long - term value destruction Source: DuPont 2014 proxy statement Source: DuPont 2014 proxy statement 70

Poorly Constructed Compensation Programs:
High Annual Payouts Despite Poor Performance

- **While revenue and EPS growth fell far short of LT targets, Short Term Incentive payouts have been 86%-87%**

Growth From Prior Year



Total Revenue
Adjusted EPS
7%
3%
3%
12%
-6%
3%
LT Target
2012
2013
LT Target
2012(2)
2013

STI[1] Incentives Payout



86%
87%
2012
2013

- **Disconnected qualitative measures: How are Individual Performance Ratings ~100% of target when Business Unit Performance Ratings are low?**
  - ***Management should be compensated for strong operational execution, not personality, effort or political astuteness***

Business Unit Performance Rating



78%
81%
2012
2013

Individual Performance Rating



≠
90%-110%
90%-110%
2012
2013

Source: Company SEC filings. Business Unit Performance Rating is meant to measure executive performance based on the Company's actual business performance compared to its objectives for the year, comprised of 25% after-tax operating income vs budget, 25% revenue vs budget, 33% cash flow from operations vs budget and 17% dynamic planning factor. Individual Performance Rating measures executives performance on achieving personal tasks/objectives.
(1) Represents short-term (annual) incentive payout factor for NEOs.
(2) EPS growth rate as disclosed in DuPont's 2012 Form DEF 14A. This figure excludes EPS related to Coatings.

DuPont Can Be Great | 71

Poorly Constructed Compensation Programs (CEO): The Board Is Going Through The Motions Vs Holding Management Accountable 72 Ellen Kullman (CEO) 2013 Compensation: $14.2m Board Justification: Trian’s Perspective ▪ “Refined the Company's growth strategy and set clear strategic and operational priorities and goals to create a higher - growth, higher - value company – this work included the decision to separate the Performance Chemicals segment ” ▪ EPS grew just 3% in 2013, ~900 bps below the long - term target ▪ Missed original guidance by 9%, excluding 27 cents of one - time items (incl. one - time gains, earlier seed shipments, and a better than expected tax rate) (1) ▪ Business segments continued to underperform (organic growth and margins below that of peers in 5 of 7 segments) ▪ Slow execution of Performance Chemical separation (the length of time between announcement and expected completion date will be longer than that of 98% of spins over the last 10 years) (2) ▪ “Completed divestiture of DuPont performance Coatings ” ▪ Dilutive divestiture of Coatings transferred >$5bn of shareholder wealth to private equity owners ▪ “Led the Company's improvement in differentiated capital deployment and disciplined execution of operating plans” ▪ What does that mean? ▪ Earned an uneconomic ROI C on 2/3 rds of revenue base for the last seven years (3) and missed earnings guidance for three consecutive years (1) ▪ “Strengthened the Company’s talent initiatives – improving diversity, enhancing companywide leadership and accountability, and defining a clear strategy on talent, acquisition, leadership development, succession planning, and performance management” ▪ Despite poor operating results, limited turnover at senior management level ▪ Question CEO’s ability/willingness to attract fresh talent, given ~632 years of cumulative experience at DuPont from top 23 managers as of 12/31/13 (4) ▪ Substantially the same language used in 2012 proxy statement, despite no discernable senior - level turnover Source : Company SEC filings. (1) Please refer to page 33. (2) Refers to the 502 spin - offs of US - domiciled business that have been announced and completed in the 10 year period ended 12/31/2014. Data source: Bloomberg. (3) Please refer to page 61. (4) Trian estimates based on Company Data Book, DuPont website and other public websites. Includes Schickler’s 25 years at Pioneer prior to the company being acquired by DuPont.

Poorly Constructed Compensation Programs (CFO): The Board Is Going Through The Motions Vs Holding Management Accountable 73 ▪ “Improved the Company’s financial health by driving companywide efforts to improve profit margins, reduce debt, secure credit rating, and increase return on capital, positioning the Company to take advantage of future growth opportunities” ▪ EBITDA margins declined ~100bps from 2012 - 2013 (1) ▪ Margins below that of peers in 5 of 7 segments (2) ▪ Retains low leverage despite low - interest rate environment; while competitors such as Monsanto use balance sheet to optimize returns ▪ “Drove strategic realignment of the portfolio ” ▪ While PChem spin - off is a positive move for DuPont; remaining business continues to be disparate and overwhelmingly complex ▪ Trian warned that the business would be unable to deliver on long - term targets of 12% EPS growth; proved true in 2014 when DuPont lowered guidance (3) ▪ “Bolstered DuPont’s credibility with its stockholders by improving performance vs. expectations and clearly communicating Company performance ” ▪ Lowered 2013 EPS guidance in June, for the second consecutive year, from $3.85 - $4.05 to $3.85 (4) ▪ Included 27 cents of “manufactured earnings” benefits in 2013 EPS (including one - time gains, earlier seed shipments, and a better than expected tax rate) (5) ▪ “Capital management that permitted repurchase of $1bn of DuPont common stock and increase in dividend” ▪ Repurchased just $1bn despite $4bn in Coatings proceeds and underlevered balance sheet − Coatings became 27 cents more dilutive than needed (6) ▪ Dividend increase up just 5% yoy, below S&P increase of 9% in 2013 (7) ▪ “Achieved outstanding value for stockholders in divestiture of DuPont Performance Coatings” ▪ Coatings sale led to significant value destruction − Transferred >$5bn of shareholder wealth to Private Equity owners by selling business versus tax - free spin - off (8) − Value destruction exacerbated by excess corporate costs: $339m of 2011 EBITDA under DuPont vs $568 standalone (9) − Dilutive to EPS: 33 cents dilutive (8% of 2013 EPS) before cost savings (10) Source: Company SEC filings. (1) EBITDA margins fell from 19.5% to 18.6%. Source: Q4 2013 Form 8 - K. (2) Please refer to page 43. (3) In June 2014, DuPont revised guidance from $4.20 - $4.45 to $4.00 - $4.10. In 2014, DuPont grew EPS just 3% for the year. (4) Please refer to page 33 and 36. (5) Please refer to page 36. (6) Based on assuming $3bn of buyback over average 2012 share price. (7) Source: DuPont SEC filings and Bloomberg. (8) Axalta’s enterprise value as of 2/6/15 vs net Coatings proceeds of $4bn. (9) Please refer to page 54. (10) Dilution represents Trian’s estimate. Uses $0.41 of stated EPS dilution from coatings and deducts estimated accretion of $0.09 per share from $1bn stock repurchase. Trian’s Perspective Nick Fanandakis (CFO) 2013 Compensation : $ 3.8m Board Justification:

The CEO Sold 23% Of Her Stock After Shares Spiked Upon Release Of Trian White Paper 74 Source: Capital IQ and SEC Filings . (1) Information based on Form 4s and Company proxy statements. Trian’s analysis is conducted on a “net share - settled basis”. As suc h, when calculating ownership and share sales, Trian deducts the cash/shares required to exercise the options (i.e., Trian uses “treasury stock method” to calculate the CEO’s ownership). For options exercised, Tri an uses the share price on the date the options were exercised to estimate the net shares sold / owned. Trian’s analysis takes into account ( i ) shares directly owned at the beginning of Trian’s investment, (ii) RSUs that have vested over the period of Trian’s ownersh ip, (iii) performance - based stock units that have vested over the period (net of taxes), and (iv) net shares from options exercisable over the period . According to SEC filings, most of these sales of DuPont shares by the CEO were made pursuant to Rule 10b5 - 1 trading plans. While Rule 10b5 - 1 trading plans provide for automatic purchases or sales pursuant to a formula or similar method for determining the amount, pr ice and/or date of the transaction, Rule 10b5 - 1 trading plans may generally be terminated or amended prior to their predetermined end. (2) Based on Form 4s. $49m estimate deducts sale proceeds used to cover option strike price (i.e., estimate is based on net - share settled basis). 0% 20% 40% 60% 80% 100% $40 $45 $50 $55 $60 $65 $70 $75 $80 Mar-2013 Jun-2013 Sep-2013 Dec-2013 Mar-2014 Jun-2014 Sep-2014 Dec-2014 Cumulative % of Total Holdings Sold DuPont Share Price Cumulative % of Total Holdings Sold by Ellen Kullman DD Stock Price Trian invests in stock Share s ale Option exercised & sold Kullman exercises & sells options worth ~23% of her stake, at a 15 - year high Option exercised & sold ▪ Trian estimates that, since Trian first invested, the CEO has disposed of ~ 749,927 net shares, or ~ 54% of her equity position (1) , which Trian estimates to be worth >$ 49m (2) – 97% of net shares sold over this period related to shares or options with expiration dates of February 2016 or later ▪ After the release of Trian’s White Paper, the CEO sold 23% of her position over the subsequent week, while the stock hit a new 15 - year - high of $72.83 ▪ “Kullman’s most recent aggressive sale and price targeting raises a red flag and questions as to the CEO’s valuation view … That was the largest sale at DD in at least 10 years [September 2014 exercise - and - sale transactions]…” - InsiderScore Report, 9/25/14 Ellen Kullman’s Cumulative Share Sales Over Time Stockholders award management long - term incentives to ensure an alignment of interests. The intention is not for management to sell prematurely. Trian White Paper released

The Board Must Hold Management Accountable ▪ In February 2014, Trian wrote to DuPont’s Lead Director: 75 “…we are skeptical that management will be able to deliver on the promise of a “higher growth, higher value” DuPont and achieve the promised 7% top line and 12% EPS…[and] we are concerned that management will continue to miss promised performance targets as “new DuPont” remains an inherently complex collection of disparate businesses with a high - cost corporate overhead structure and that it will trade at a conglomerate discount as it will be neither a growth play, nor a recovery play .” ▪ In March 2014, DuPont’s Lead Director, on behalf of the Board, endorsed “management’s plan” in a letter sent to Trian: “To clarify our discussion that day [Trian’s meeting with Sandy and management in December 2013] relative to our five year, long - term rolling growth targets of 7 percent revenue growth and 12 percent operating earnings growth, which were announced publically on December 9, 2010 at our Investor Day, we continue to believe these goals are both appropriate and achievable. We fully endorse management’s plan and are encouraged by the progress against them. ” ▪ Despite the Lead Directo r’s assurances, i n June 2014, DuPont lowered guidance for the third consecutive year ▪ The independent directors of DuPont, who own very little stock (collectively ~$ 20mm in shares (1) ), have repeatedly failed to hold management accountable for missing its publicly stated financial targets ; it is time for an "ownership mentality" in the Boardroom Source: February and March 2014 letters exchanged between DuPont’s Lead Director and Trian and DuPont press release dated 6/26/14, in wh ich it revised its 2014 outlook. (1) Estimates based on SEC filings and Bloomberg. Excludes CEO who is not considered an “independent” director. Assumes closing stock price on 2/6/15 ($76.10).

Poor Corporate Governance Structure At Chemours ▪ Trian is concerned that DuPont is spinning off Chemours to stockholders with a poor corporate governance structure – this “entrenchment” tactic could be a barrier to unlocking shareholder value ▪ Boards recognize that stockholders do not want entrenched directors and poor governance at spinoffs; Kraft (from Mondelez), Time Inc. (from Time Warner) and PayPal (from eBay) are recently completed or announced spinoffs with shareholder friendly governance provisions ▪ In addition, DuPont has announced that it will appoint two of its directors, Curtis Crawford and Richard H. Brown (who will be Non - Executive Chairman of Chemours), to the Chemours ’ Board. Both of these directors received the most “Against” votes for re - election at DuPont’s 2014 annual meeting (excluding DuPont’s CEO and the Lead Director) Anti - Takeover Provisions: Chemours ▪ Staggered board (3 classes) ▪ Supermajority vote (80%) required to amend bylaws and certain provisions of the certificate of incorporation ▪ No stockholder action by written consent ▪ High 35% threshold of stockholders to call a special meeting ▪ Did not opt out of Delaware General Corporation Law (DGCL) Section 203 (1) Effects of These Provisions ▪ Limited ability to maximize value through strategic or financial M&A – could prevent stockholders from realizing the highest value for Chemours shares ▪ Reduced accountability – we believe that a staggered board drastically limits the ability of stockholders to hold a board accountable, thus creating a greater risk of the occurrence of value destructive actions by management and the board ▪ Stockholder disenfranchisement – high supermajority thresholds make it almost impossible for stockholders to amend the bylaws or certain provisions of the certificate ▪ Prevention of the discovery of excess holding costs – by creating a “moat” around a DuPont cost structure and management team (at Chemours), stockholders cannot benefit from fresh, third party perspectives (like Axalta) Source: The Chemours Company, LLC Form 10 filed on December 18, 2014, SEC filings. (1) DGCL Section 203 covers business combinations with “interested stockholders .” Section 203 of the DGCL prohibits a corporation that has publicly traded stock from engaging in certain business combinations with an interested stockholder (defined as the owner of 15% or more of the corporation’s voting stock), or an interested stockholder’s affiliates or associates, for a three - year period unless, among other exceptions, approval of the board of directors (and, in some cases, the disinterested stockholders) is received . 76

Recent Trend Is For Increasingly Shareholder Friendly Corporate Governance ▪ Both ISS and Glass Lewis have each recently adopted policies in favor of shareholder friendly governance at new public companies (IPO's and spinoffs): Source: Governance Issues in Spin - Off Transactions” published by Gibson Dunn on 2/5/15. 77 “ISS recently adopted a policy regarding so - called "unilateral" bylaw or charter amendments -- provisions adopted without public stockholder approval . Under this policy, beginning in 2015, it will generally recommend withholding votes from or voting against directors who, without putting the provision to a stockholder vote, approved bylaw or charter provisions that have the effect of restricting stockholder rights .” – “Governance Issues in Spin - Off Transactions” published by Gibson Dunn on 2/5/15 “ Glass Lewis ordinarily gives new public companies a one - year grace period to allow them time to comply with applicable regulatory requirements and meet basic corporate governance standards . However , if the company implements an anti - takeover measure such as a rights plan or a classified board before its initial public offering, without offering a sunset for the rights plan of three years or less or a ‘sound rationale,’ and the measure is not subsequently put to a stockholder vote, Glass Lewis will consider recommending voting against all members of the board who served at the time the measure was adopted .” – “Governance Issues in Spin - Off Transactions” published by Gibson Dunn on 2/5/15

The Summary…With The Right Changes, DuPont Can Be Great 78 A vote for Trian’s nominees is a vote for a minority slate of four directors with extensive operating, strategic, and financial experience and a history of generating long - term shareholder value – individuals committed to working collaboratively with the continuing directors to achieve the great potential of DuPont New Perspectives Robust Oversight Enhanced Dialogue

Is The Current DuPont Board Holding Management Accountable?

(1) Bloomberg as of 9/8/2014 (uses unaffected price, prior to the release of Trian’s DuPont White Paper Summary on September 17, 2014). Trian’s analysis uses June 30, 2008 as a proxy for the starting point to measure management’s performance over the most recent cycle on a TSR basis. Management takes credit for the sharp snapback after the Great Recession while not also accounting for DuPont’s performance into the trough. Trian’s analysis attempts to take a “mid-cycle” perspective on performance over the course of this past cycle (we measure on a “peak-to-peak” basis, i.e. starting in June 2008 (peak of market)).

(2) Peers include Huntsman Chemical, Eastman Chemical, Dover, 3M, BASF, Honeywell, Ingersoll-Rand, United Technologies, Danaher, Dow Chemical, Eaton, FMC, Emerson, Celanese, General Electric. Excludes companies not public during the relevant time period.

(3) For EPS, analysis uses the fiscal year that most resembles CY2007 as the starting point, as it is the last full calendar year before the Great Recession (for a “peak-to-peak” perspective).

(4) On December 13, 2011, Ellen Kullman said “we expect the company to grow …earnings at 12% compounded annually”. Analysis assumes earnings compound at the long-term EPS growth target of 12% starting in 2011. Adjusted EPS stated before non-operating pension and other post-employment benefits (OPEB) expense to conform to company’s current reporting methodology.

(5) Adjusted EPS stated before non-operating pension and OPEB expense to conform to company’s current reporting methodology. $4.00 of 2014E EPS based on management guidance as of October 28, 2014, in which management stated that “the company expects fourth quarter operating earnings per share to grow about 20% from last year’s $0.59 per share” implying $4.00 of EPS.

(6) Source: Axalta Coatings Systems Ltd. S-1 filing as of 8/20/2014 and other SEC filings, DuPont 2011 10-K and DuPont Q4 2011 earnings report. The 2011 DuPont figure allocates DuPont’s unallocated corporate expense (corporate expense plus other less associated depreciation) as a % of segment sales to Coatings. Axalta adjusted EBITDA figures adjusted to exclude other (income) expense.

(7) Source: DuPont Q4 2012 earnings transcript (1/22/2013), various DuPont press releases, various Danisco Annual Reports and 2011 DuPont Investor Day presentation and transcript (held on December 12, 2011). For margin performance over time, analysis uses Danisco’s 2010 financial metrics as the starting point. Danisco’s financial metrics are converted into US dollars at 5.6x DKK per 1 USD. Analysis pro-forma adjusts historical Danisco metrics by adding DuPont’s legacy Nutrition & Health business to standalone historical Danisco metrics (2010 revenue and EBITDA). For pro forma 2010 figures, 2010 EBITDA adjusted for $130 million of synergies based on December 12, 2011 transcript. For 2013, Trian’s analysis refers to current Danisco as the sum of DuPont’s Nutrition & Health and Industrial Biosciences segments. DuPont segment EBITDA includes a portion of unallocated corporate costs (allocated by revenue to the respective segment) and is adjusted for impairments and other non-recurring charges.

(8) Source: DuPont 2013 Form 10-K and Press Release. DuPont Segment EBITDA equals segment PTOI (pre-tax operating income) plus depreciation and allocates DuPont’s unallocated corporate expense (corporate expense plus other less associated depreciation) as a % of segment sales.

(9) Source: Companies’ SEC filings. Analysis defines “Segment EBITDA” as a company’s reported segment income plus depreciation and amortization expenses of the segment plus an allocation of unallocated cash corporate expenses, allocated as a percentage of segment sales. Source: SEC filings and Wall Street research. EBITDA includes a portion of unallocated corporate costs (allocated by revenue to the respective segment) and is adjusted for impairments and other non-recurring charges. DuPont, Monsanto, and Syngenta adjusted to exclude non-operating pension and OPEB. Novozymes does not disclose whether is has a defined contribution plan. As the other peers are segments of a company, rather than the whole company, and pension is not easily allocable, does not add back non-operating pension and OPEB for the other peers. Financials converted to US dollars at average exchange rate for year. Peers for Electronics are Air Products Electronics and Performance Materials, 3M Electronics & Energy, Dow Electronics & Functional Materials. Peers for Agriculture are Monsanto, BASF Agriculture Solutions, Bayer CropScience, FMC Agriculture Solutions, Syngenta. Peers for Nutrition are Chr Hansen Cultures and Enzymes, Tate & Lyle Specialty Food Ingredients, Royal DSM Nutrition, Kerry Ingredients and Flavours. CY2013 financials, excluding Air Products which is for FY2013 ending 9/30/2012, as it did not disclose depreciation in its quarterly financials, and Chr. Hansen (8/31 FY) and Tate & Lyle (3/31 FY), which releases financials semi-annually. Monsanto and Syngenta are adjusted for non-operating pension & OPEB, Novozymes does not appear to have a defined benefit plan, and all other peers are not adjusted because they are segments of larger corporations (that don’t allocate corporate pension and OPEB expense to the segments).

(10) Source: Chemours Form 10-12B filed with the SEC on 12/18/2014.

(11) Source: DuPont SEC filings. 2012 EPS figures presented conform to current reporting methodology. 2012 original guidance of $4.20-$4.40 adjusted for non-operating pension expense and coatings dilution. Original guidance was given on 12/13/2011, at which time company forecasted that pension would be a $0.17 headwind for 2012; therefore, 2012 guidance adjusted for 2011 non-operating pension of $0.39 plus an additional $0.17 headwind. On October 23, 2012, the company suggested coatings would be $0.41 dilutive, so original guidance adjusted for that figure to make figures comparable. 2014E current guidance based on October 28, 2014 transcript.

(12) Source: DuPont SEC filings, Q2 2013 earnings presentation as of 7/22/2014 and transcript as of 6/13/2013. On June 13, 2013, DuPont pre-announced a weaker than expected second quarter (2013) and revised EPS guidance expectations to the low end of the previously announced range of $3.85-$4.05. While DuPont appears to have met its original 2013 EPS guidance of $3.85-$4.05, having reported $3.88, we highlight the fact that DuPont’s 2013 earnings include an estimated $0.27 of earnings from one-time benefits that we view as “manufactured earnings” (including $0.09 from the “pull-forward” of seed shipments, $0.05 cents from the equity re-measurement gains/benefits associated with a joint venture and $0.13 cents from a non-recurring benefit resulting from a lower than expected tax rate (which was described as a “true-up” by management)).

(13) Source: Bloomberg, Company and Peer SEC Filings including DuPont 2013 proxy filing. Refers to performance stock unit (PSU) granted as compensation under the Company’s LTI plan. Peers adjusted for one-time items and non-operating pension and OPEB expense in-line with DuPont’s current accounting methodology. Peers include Huntsman Chemical, Eastman Chemical, Dover, 3M, BASF, Honeywell, Ingersoll-Rand, United Technologies, Danaher, Dow Chemical, Eaton, FMC, Emerson, Celanese, General Electric. Excludes companies not public during the relevant time period.

Disclosure Statement and Disclaimers

The views expressed above represent the opinions of Trian Fund Management, L.P. (“Trian”) and the investment funds it manages (collectively, Trian with such funds, “Trian Partners”), and are based on publicly available information with respect to E. I. du Pont de Nemours and Company (the “Company”). Trian Partners recognizes that there may be confidential information in the possession of the Company that could lead it to disagree with Trian Partners’ conclusions. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Trian Partners disclaims any obligation to update the information or opinions contained above.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. Neither Trian Partners nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of the materials above, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials above are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. Funds managed by Trian currently beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading – buying and selling– securities. It is possible that there will be developments in the future that cause one or more of such funds from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Cautionary Statement Regarding Forward-Looking Statements

The materials above contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein release that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian Partners. Although Trian Partners believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

3	Note: Disclosure Statement and Disclaimers are continued on the next page

Disclosure Statement and Disclaimers (cont’d)

Additional Information

Trian Partners, together with other Participants (as defined below), intend to file with the SEC a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in materials filed on January 9, 2015 by Trian with the SEC pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the Participants. When completed and available, Trian Partners’ definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Trian Partners in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Trian Partners with the SEC will also be available, without charge, by directing a request to Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016 (call collect: 212-929-5500; call toll free: 800-322-2885) or email: proxy@mackenziepartners.com.

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CONFIDENTIAL

March 5, 2014

Mr. Edward P. Garden

Founding Partner and Chief Investment Officer
Trian Fund Management, L.P.

Ms. Anne Sheehan

Director of Corporate Governance

CalSTRS

Dear Mr. Garden and Ms. Sheehan:

Thank you for your February 10, 2014 letter referencing our December 5th meeting and your input about DuPont’s fourth quarter 2013 performance. I have insured that each member of our board has received a copy and have shared your letter with the management team. As we have discussed now on a couple of occasions, we value the inputs of our shareholders and your viewpoints are among those reflected in the range and robustness of our board’s discussions relative to strategy and performance.

I think you may have had some confusion regarding what I said at our December 5, 2013 meeting about the achievement of operating targets and the inference of an agreement to revisit your analysis. To clarify our discussion that day relative to our five year, long-term rolling growth targets of 7 percent revenue growth and 12 percent operating earnings growth,* which were announced publically on December 9, 2010 at our Investor Day, we continue to believe these goals are both appropriate and achievable. We fully endorse management’s plan to achieve them and are encouraged by progress against them.

I would also like to correct your statement on page 2 of your letter that DuPont’s fourth quarter 2013 results reflect “a continuation of a trend where management has had to utilize non-operating items to manufacture earnings” and your comment on page three repeating this notion that DuPont employs “tactics used to manufacture earnings.” These assertions are without basis. DuPont has strong governance procedures in place including extensive controls over financial reporting and disclosures regarding business and company performance.

We appreciate you sharing your thoughts on strategy and performance and remain open to hearing your views.

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CONFIDENTIAL

Very truly yours,

Alexander M. Cutler
Lead Director
DuPont Board of Directors

* Discussion of growth targets is forward-looking. Please see page 16 of our Annual Report on Form 10-K for “Cautionary Statements About Forward-Looking Statements.”

cc:	DuPont Board of Directors
Ellen Kullman, Chair and CEO
Nick Fanandakis, CFO
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TRIAN FUND MANAGEMENT, L.P. 280 Park Avenue, 41st Floor New York, NY 10017	California State Teachers’ Retirement System 100 Waterfront Place West Sacramento, CA 95605 February 10, 2014

By email Sandy.Culter@Eaton.com Mr. Alexander M. Cutler Lead Director of DuPont Company / Chairman and CEO of Eaton Corporation 1000 Eaton Boulevard Cleveland, OH 44122

Dear Sandy,

Thank you for taking the time to meet with us in December. We appreciate you listening to our views on how to maximize value for DuPont shareholders and look forward to continuing our dialogue. Since our December 2013 meeting, Trian has acquired beneficial ownership of an additional 466,000 shares. Trian and CalSTRS now have an aggregate ownership interest in DuPont valued at nearly $1.6 billion. Trian and CalSTRS are encouraged to hear from you that the DuPont Board of Directors intends to hold management accountable for achieving its operating targets, namely 7% top line growth and 12% earnings per share (“EPS”) growth. We are equally encouraged that you believe it is appropriate for Trian, CalSTRS and other shareholders to, likewise, hold the Board of Directors accountable for these same targets and that our separation alternatives will be revisited if management is not able to deliver. To that end, we are writing this letter to share our analysis of the company’s Q4 performance and 2014 guidance.

As discussed, we support the recent strategic activities including the planned divestments of Performance Chemicals and Glass Laminating Solutions/Vinyls. However, we believe that, by themselves, the moves are not enough to optimize shareholder value because we are skeptical that management will be able to deliver on the promise of a “higher growth, higher value” DuPont and achieve the promised 7% top line and 12% EPS growth. Our skepticism is rooted in the fact that 44% of the “new DuPont” is low growth, volatile and commoditizing with annual revenue growth and pre-tax operating income (“PTOI”) growth from 2007-2013 of 1%1. The other 56% of “new DuPont” is comprised of one proven growth business (Agriculture) and two “show me” businesses (Nutrition & Health and Industrial Biosciences) that have never achieved their sales growth and margin targets. We are concerned that management will continue to miss promised performance targets as “new DuPont” remains an inherently complex collection of disparate businesses with a high-cost corporate overhead structure and that it will trade at a conglomerate discount as it will be neither a growth play, nor a recovery play. The 2013 fourth quarter earnings report and accompanying 2014 guidance reinforce our concerns.

Q4 earnings announcement

On January 28, 2014, DuPont reported headline operating EPS of 59 cents, exceeding consensus by 7%. However, the company included the benefits of an additional one-time tax “true-up” (a 6 cent benefit) and “the earlier timing of seed shipments” in Agriculture that effectively borrowed $100 million of earnings from the next quarter (a 9 cent benefit). While DuPont positioned the performance of the business units as strong, most segments continue to underperform versus their competitors’ and management’s targets:

•	Agriculture: Agriculture sales grew 18% year-over-year in the quarter. However, we believe that Agriculture’s true organic growth was less than 1% in the quarter, excluding the impact of portfolio changes and the earlier timing of

1 2007 PTOI includes income and expenses associated with non-operating pension and other post-employment benefits (“OPEB”), while the 2013 figure excludes them. We estimate that in 2007, DuPont had non-operating pension and OPEB income of ~$279m. If 2007 were adjusted to exclude the income from non-operating pension and OPEB figures, assuming the same ratio of sales to pension and OPEB income as that of the entire company, DuPont’s PTOI compound annual growth rate (“CAGR”) would be ~2%.

seed shipments[2]. Agriculture is DuPont’s most important business, representing ~40% of total segment revenue and ~47% of total segment PTOI[3] excluding Performance Chemicals (more than Nutrition & Health, Safety & Protection, Electronics & Communications and Industrial Biosciences combined). It concerns us that Agriculture seemingly borrowed from 2014 to make DuPont’s overall 2013 numbers.
•	Electronics & Communications: While performance has recovered, earnings are still 24% below 2011 levels. Further, margins in Q4 2013 are 14.5%, well below company targets released at the most recent Investor Day (2013) of 16-18%, as well as targets from the immediately prior Investor Day (2011) targets of 20-22%[4]. In this business, the company is also expecting only moderate earnings growth in 2014 despite an acknowledged margin opportunity and mid-teens photovoltaic module growth.
•	Industrial Biosciences: DuPont portrays Industrial Biosciences as a “growth story… early stages…a solid foundation of earnings with lots of runway to grow.”[5] Yet, operating earnings were down 2% for the quarter at just $40 million. In fact, since DuPont acquired Danisco, quarterly EBIT has averaged just $40 million over the past 10 quarters. Growth in this business (4% in 2013) is materially below management’s target (7-9%) and margins have contracted since the acquisition. Margins have been flat at ~12% since the third quarter of 2011 despite “realized synergies” and 2013 Investor Day margin targets of 16-18%. While management projects earnings to grow substantially in 2014 based on margin improvements and volumes, the track record keeps us skeptical.
•	Nutrition & Health: DuPont discussed strong earnings growth and margin expansion in this segment on the heels of “pricing gains, mix enrichment and productivity actions”[6]. We suspect that guar prices also contributed to the improvement. According to the company, guar prices created substantial headwinds in prior quarters. A competitor that uses guar as a feedstock has said that guar pricing fell 58% in the quarter ended December 31, 2013[7]. Moreover, despite the year-over-year margin improvement, operating margins were still 300-500bps below 2013 Investor Day targets and remain below historical highs, at just 9% in Q4 13 vs ~12% in Q2 12.
•	Performance Materials: The Company has admittedly “over-earned” in this segment for a couple of years, generating a margin of 20% in 2013 versus 2013 Investor Day targets of 16-18%. The main driver of this performance has been record low ethane costs at the company’s sole commodity chemical cracker. Given that “new DuPont” aspires to innovate with science and leverage R&D capital, we question the rationale for allocating resources to a pure commodity chemical cracker. Why not opportunistically monetize the value of the ethylene plant now, when earnings are at peak-levels? We believe the backward integration is unnecessary and exposes DuPont shareholders to potential future earnings volatility.

We are concerned by the quality of the earnings report. Best-in-class companies deliver consistent and predictable earnings driven by strong organic growth and margin performance, not one-time earnings items such as unplanned tax “true-ups.” The recent quarter represents a continuation of a trend where management has had to utilize non-operating items to manufacture earnings.

2014 Earnings Guidance

On January 28, 2014, the company released new 2014 earnings guidance of 4% top line growth (6% excluding portfolio changes) and between 8% and 15% EPS growth. We believe the earnings range is too broad. As you explained to us in our meeting, management has promised the Board of Directors – and the Board, in turn, will hold management accountable for – 7% top line growth and 12% earnings growth. The bottom of the 2014 EPS range is 33% below the promised target, despite the company’s expectation of a benign macroeconomic environment. In a year when management is assuming global GDP growth is 3%, China GDP growth is 7-8%, U.S. housing starts are up 20% and Industrial Production is up about 4%, we believe it is reasonable to expect management to achieve its performance targets. If not,

2 The impact of the earlier timing of seed shipments on operating earnings was $100 million. Assuming that incremental revenue had margins of 50% (slightly lower than Monsanto and Syngenta’s gross margin), the impact on sales would be $200m, implying just 4.6% growth in Agriculture. As “portfolio changes/other” accounted for 4% of sales growth that implies remaining sales growth (“base growth”) was 0.6%. If incremental margins on these seed shipments are ~47% or below, then base growth was negative. We believe that incremental margins on these shipments might very well be below this figure.

3 Segment revenue and income excludes Other, Corporate, Pharmaceuticals and Exchange Gains/Losses.

4 Adjusted to exclude non-operating pension and OPEB expenses

5 Investor Day 2013

6 DuPont Q4 2013 Earnings Call

7 Ashland Fiscal Q1 2014 (ending December 31, 2013) Press Release

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what do the macroeconomic conditions need to be in order to achieve these targets? What if the macro weakens? If recent weakness in China and the emerging markets persist, will earnings growth fall below the target by more than 33%? While management may respond that 7% top line growth and 12% EPS growth are “long-term targets,” we believe the Board has made strategic decisions based on management’s commitment to achieve these performance targets. It would be wrong to allow management to sway strategic decision making based on numbers they then characterize as aspirational “reach” goals when missed. Management’s inability or unwillingness to commit to their own targets during a time of benign macro-economic conditions, the history of downward earnings revisions and the degree of non-recurring and non-operating tactics used to manufacture earnings should prompt renewed discussion of the Trian analysis in the boardroom. As one top-ranked research analyst said to us regarding DuPont; “if you cannot predict it, you cannot get paid for it.”

Capital Allocation

We applaud the company for announcing a $5 billion share repurchase program. However, we believe DuPont should provide a definitive timeframe regarding the pace of the buyback beyond 2014. Management has stated that the diluted share count will only be reduced by 1-1.5% on average in 2014. Given that it took 10 years to complete the $2 billion program from 2001 and the company only completed 14% of the $2 billion program that is being replaced, we believe it is reasonable to ask for a timeframe of year-end 2015 to complete the new $5 billion program.

Regarding capital structure, we believe that DuPont must prudently use it balance sheet to optimize shareholder returns. The company’s net leverage is only 0.5x last 12 months (“LTM”) EBITDA and its pension/OPEB liability just fell by ~$5 billion. Why does the company feel the need to redeem the upcoming maturity for $1.7 billion, rather than refinance? We note DuPont issued 10-year debt last February at a 2.8% interest cost (before tax shield) when net leverage was higher (1.1x). We also note that this past week Dow expanded its share repurchase program to $4.5 billion to be completed in 2014 and is operating with net leverage of 1.4x LTM EBITDA (or ~1.9x net leverage including preferred stock). The question of capital allocation (including share buybacks, capital expenditures, R&D and capital structure) really goes to the heart of the portfolio debate. Management must either generate high quality, double digit earnings OR put in place a shareholder friendly and efficient capital structure more typical of a mature, slow growth business. Management and the Board cannot have it both ways – neither growing earnings at a double digit pace, nor returning cash to shareholders via an efficient capital structure. One of the benefits of the Trian’s path to superior value creation and the separation into “GrowthCo” and “CyclicalCo” is the ability to put in place a capital structure that matches the cash flow and growth dynamic of each business, the same concept that has led management to conclude that the Performance Chemicals spinoff should target a “low investment-grade” rating versus single A.

The Real Question for the Board

Though DuPont is an iconic U.S. company with a storied past, future success will only result if the company generates best-in-class revenue growth by segment, best-in-class margins by segment (which will require lean cost structures at low-growth mature businesses), shareholder–friendly capital allocation in mature businesses and high return on invested capital (“ROIC”) in growth businesses, and achieves promised performance targets. We believe that the question for the Board is whether the recent portfolio moves are enough to produce the above results? Our suggestion to separate the portfolio is not because we are looking for a short term sum-of-the-parts benefit. We are recommending a separation because it is a means to an end. A separation increases the probability that standalone management teams will achieve best-in-class revenue growth and margins (the company’s organic revenue growth and margins are less than peers in 5 of the company’s 7 segments). In our view, that will change because of the following:

•	Reduced complexity
•	Reduced bureaucracy
•	Elimination of substantial corporate costs – evidenced by the ~130% increase in EBITDA at Performance Coatings in only five quarters under the ownership of a private equity firm[8]
•	Ability to optimize capital allocation at each business

8 The figure compares Coatings EBITDA as of Q1 2013 with Coatings EBITDA as of Q4 2011 as adjusted for DuPont corporate costs. The source for Coatings EBITDA as of Q1 2013 is Barclays “High Yield Chemicals” Report from May 13, 2013. For Q4 2011, we assumed corporate costs were 2% of sales, in-line with DuPont’s 2011 total Company rate (including corporate and “Other” expense before depreciation), to Coatings EBITDA to make margins comparable.

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•	Ability to optimize capital structure at each business
•	A “no place to hide” dynamic for each standalone management team
•	Ability to respond faster to market opportunities to drive organic growth

We applaud management’s commitment on the earnings call to study the “corporate core…how we support the businesses…how the businesses deploy regionally…benchmarking other companies.” However, we believe it is an impossible task to deliver the promised growth targets and optimize shareholder value when such a large percentage of the portfolio is mature and highly cyclical. We believe a bold transformation is necessary in order to ensure that the component businesses of DuPont thrive over the long term and are encouraged that you will revisit our analysis if performance targets are not met.

Sincerely,

Edward P. Garden Founding Partner and Chief Investment Officer Trian Fund Management, L.P. 212 451 3075 egarden@trianpartners.com	Anne Sheehan Director of Corporate Governance CalSTRS 916 414 7410 asheehan@calstrs.com

cc:   DuPont Board of Directors

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TRIAN FUND MANAGEMENT, L.P.	California State Teachers’
280 Park Avenue, 41ST Floor	Retirement System
New York, NY 10017	100 Waterfront Place
West Sacramento, CA 95605

November 15, 2013

By Federal Express and email c/o Erik.T.Hoover@dupont.com

Mr. Alexander M. Cutler, Lead Director

c/o Corporate Secretary

DuPont Company

1007 Market Street

D9058

Wilmington, DE 19898

Dear Mr. Cutler:

We look forward to meeting you in December and appreciate your prompt response.

Before that meeting, we thought we would respond to your November 11, 2013 letter to clarify a number of the points that you raised, since the tone of your letter suggests that Trian has been aggressive and demanding, culminating in an “ultimatum” to join the Board of Directors. To the contrary, we believe we have been constructive, respectful and patient in spite of a dearth of communication and an apparent unwillingness to engage on the part of the company. We also understand that your view of the facts may be colored by input you are receiving from management and, therefore, we would like to provide you our perspective.

As long-term investors, with approximately $1.3 billion invested in DuPont, we are highly motivated to see management and the various businesses that comprise DuPont thrive. We believe the initiatives presented by Trian are a means to an end, as they increase the probability of eliminating the margin gap with competitors by reducing complexity and bureaucracy and eliminating substantial holding company costs. We believe they will create a valuation re-rating as investors will be able to appropriately value DuPont’s higher growth businesses and allow investors to benefit from the cycle and improved margins in the remaining businesses. We applaud the decision to separate the Performance Chemicals business, but are concerned that, by itself, the separation is not enough to optimize shareholder value. The remaining company will be a collection of disparate businesses, inherently complex with a high-cost corporate overhead structure, likely to trade at a conglomerate discount as it will be neither a growth

2

play, nor a cyclical recovery play. We are concerned management may be setting itself up for failure as it positions DuPont as a growth company when 47% of the remaining business had annual revenue growth of 1% and EBITDA declines of 3% from 2007 to 2012.

As you read the following sequence of events, we hope you will understand why we were frustrated and why we feel it is necessary to engage with you as the Lead Director. We note the following:

•	As you point out, it took DuPont one month to have an initial meeting with Trian and another two months (until September 18) to have a second, follow-up meeting. While not exactly a model of prompt, constructive engagement with a large shareholder, we appreciate management has a business to run and we need to be flexible. You should know that during the eight-week period between the first and second meetings, Trian offered several times to meet with DuPont’s financial advisors and/or a smaller sub-set of the DuPont team in order to discuss Trian’s financial model so as to help move the process along. With most of Trian’s investments, at this point in the process, time is typically spent with members of the management team as well as the company’s advisors to explain details and assumptions in the model and analysis. Those offers were rebuffed.
•	Regarding the September 18th meeting, you rightfully point out that the DuPont team expressed a point of view that “significant one-time costs and ongoing costs” were not accounted for by Trian. You should know that Trian disagreed with that statement because, in fact, it had modeled nearly $3 billion of one-time costs, including pension, financing and debt make-whole costs. Given that the company has publicly stated that the one-time costs associated with the separation of Performance Chemicals (nearly 20% of revenues) is approximately $.01 to $.02 per share or approximately $12 million to $24 million in total, we believe this cost assumption is conservative. With regard to ongoing costs, Trian made several conservative assumptions dealing with taxes (more than $600 million of annual incremental tax was modeled), pension and stranded costs, which we look forward to discussing with you in detail. With regard to stranded costs, Trian explained to the DuPont team that based on its experience with numerous companies that have effected separations, Trian believes that it is possible to neutralize stranded costs as standalone management teams can often eliminate unnecessary costs and maintain synergies through initiatives such as joint purchasing cooperatives. Most importantly, the conservative one-time and ongoing costs modeled by Trian are more than overwhelmed by the benefits of Trian’s analysis primarily because Trian has assumed that management can deliver on its long-term growth and margin targets. The September 18th meeting exacerbated our frustration over the lack of interaction with management and/or their advisors as it was clear that, despite nearly three months having passed, the analysis of Trian’s work product was cursory.
•	You should know that, in addition to the financial model, Trian had also agreed with the DuPont team to have a follow-up discussion on its analysis of Danisco. While management positions Danisco as an example of a successful and transformative acquisition transaction, Trian’s presentation shows that Danisco’s margins actually declined after being acquired by DuPont, notwithstanding management’s claim of $130 million of realized synergies. DuPont’s advisors

3

told Trian they could not reconcile Trian’s numbers (which they had in hand for nearly two months), at which point Trian walked them through the calculations which were based on DuPont’s public filings. The next day, Trian emailed DuPont the file that sourced each publicly available number.
•	You write that “having received Trian’s financial model, a follow-up meeting was then scheduled for October 16th to address Trian’s financial model in more detail.” You should understand that it was very difficult for Trian to get the company to schedule that follow-up meeting. Trian was very much looking forward to the opportunity to finally discuss its analysis in detail and was very surprised that the meeting was cancelled (not postponed).
•	You also should know that Trian was subsequently “uninvited” to an investor field trip to Pioneer on November 19th. We believe this was a poor corporate governance decision. Simply put, it is unbecoming for DuPont to ostracize a large shareholder because it has challenged the status quo and offered its views on how to enhance long-term shareholder value. Acquiescence should not be the price of access.
•	You write that one day before the October 16th meeting, “our CEO and CFO responded to Mr. Garden’s demand to speak with Ellen Kullman.” You should know that at this point we had only spoken to Ellen Kullman once in three months. We felt the nature of the call was sensitive and appropriate for the CEO and that Trian had been highly respectful of Ellen Kullman’s time.
•	You write that during the subsequent call Ed Garden delivered “an ultimatum” to Ellen Kullman and Nick Fanandakis. That is a mischaracterization. Ed’s fundamental message was that Trian wanted to avoid a public confrontation with DuPont. Ed explained that one option that had not yet been discussed and that he wanted to “put on the table,” if “common ground” could not be found regarding a separation that went beyond Performance Chemicals, was for Ed to join the Board of Directors along with a mutually acceptable industry executive. Ed explained that Trian was prepared to rely on the “power of the argument” in the boardroom.
•	We also do not agree with your characterization of that conversation as a “change of direction.” Rather, we view the spirit of that call as a good faith attempt to find common ground in a situation where there was frustration with the lack of interaction (as described above) with the company. We believe the willingness of Trian to engage formally and fully as a member of the Board of Directors and to take on the attendant responsibilities and obligations of a director should be interpreted as constructive and not as an insult or ultimatum.
•	You conclude your letter stating that DuPont’s financial and operating plan “has created and will continue to create superior value for shareholders.” You then specifically reference the Danisco acquisition, the sale of Performance Coatings, the decision to separate Performance Chemicals and the company’s total shareholder return since January 1, 2009. We look forward to discussing all of these items in detail at our meeting.

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In closing, as you can see we were frustrated by the lack of interaction with DuPont management and concerned with the “circle the wagons” mentality. We are large owners of the company and have been patient, private and respectful. We believe in a culture of transparency that fosters debate and respectful confrontation. We believe it is healthy to challenge management and the status quo. We hope that our meeting with you and perhaps other members of the Board will be a first step in building a constructive and mutually beneficial long-term relationship.

Sincerely,

Edward P. Garden	Anne Sheehan
Founding Partner and Chief Investment Officer	Director of Corporate Governance
Trian Fund Management, L.P.	CalSTRS
212 451 3075	916 414 7410
egarden@trianpartners.com	asheehan@calstrs.com

cc: DuPont Board of Directors

CONFIDENTIAL

November 11, 2013

Mr. Edward P. Garden

Founding Partner and Chief Investment Officer

Trian Fund Management, L.P.

Ms. Anne Sheehan

Director of Corporate Governance

CalSTERS

Dear Mr. Garden and Ms. Sheehan:

I write this letter as Lead Director of the DuPont Board of Directors and in response to your request for a meeting. We will contact your respective offices to choose a mutually convenient date to meet with both of you.

Before we meet, it is important that the facts surrounding the interaction between DuPont and Trian are clear, particularly for the benefit of Ms. Sheehan. I can assure you that the Board and I are thoroughly informed about management’s numerous interactions with Trian.

As Mr. Garden is aware, DuPont first received a call from Trian informing us of Trian’s investment on June 26. The call was returned promptly, the Board of Directors was informed, and a meeting was set:

•	Our CEO and CFO met with Trian representatives two days after we reported earnings (July 24, 2013). In that meeting, Mr. Garden presented a lengthy critique of DuPont’s past performance along with a proposal to break up DuPont into four separate companies. The DuPont team offered to study the proposal.

•	Immediately following management’s initial meeting with Trian, the Board of Directors received a summary of the discussion. The following week, the Trian materials were reviewed with the Board of Directors. Over the next several weeks our management team spent considerable time and internal resources on a comprehensive analysis of the Trian proposal. Our CFO, members of his finance team, and our two financial advisors (Evercore and Goldman Sachs) then met in New York with Trian on September 18. Both parties
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CONFIDENTIAL

discussed their perspectives. Among other matters, our team pointed out significant one-time and ongoing costs that were not accounted for in the Trian proposal. Trian offered to send DuPont their financial model, and the parties agreed to continue working and to set up a subsequent meeting.

•	Having received Trian’s financial model, a follow-up meeting was then scheduled for October 16th to address Trian’s financial model in more detail.

•	One day before the scheduled October 16th meeting, our CEO and CFO responded to Mr. Garden’s demand to speak with Ellen Kullman. During that call, Mr. Garden delivered an ultimatum:
o	Accept Trian’s proposal to split DuPont into four companies; or
o	Elect him and an unidentified industry insider to the Board of Directors; or
o	Face a public campaign

•	Following the call, the Board of Directors was immediately informed of Mr. Garden’s change of direction and it was noted that we would discuss the matter at our upcoming meeting.

•	In light of Trian’s unexpected demands, a DuPont representative then called Trian to postpone the meeting scheduled for the next day.

•	On October 25, 2013, Ellen Kullman and Nick Fanandakis telephoned Mr. Garden to communicate the DuPont Board of Directors decision to separate our Performance Chemical division as well as review our quarterly results. They also communicated that DuPont’s Board of Directors had carefully reviewed Trian’s proposal and Mr. Garden’s request for Board representation. Ellen and Nick reported that the Board of Directors rejected Trian’s proposal and determined not to nominate Mr. Garden for election to the Board.

Our engagement with Trian has been diligent, extensive, and constructive. DuPont’s management, together with our advisors, invested many hours thoroughly analyzing Trian’s proposal and meeting with Trian representatives. At the same time, our management team was working with the DuPont Board of Directors on the previously announced review of strategic alternatives for our Performance Chemicals business, while simultaneously running the Company.

Our Board of Directors has supported and approved a financial and operating plan that has created and will continue to create superior value for shareholders. Specifically, in the past

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CONFIDENTIAL

two years alone, the $7 billion acquisition of Danisco, the $5 billion sale of the Performance Coatings business and the decision to separate Performance Chemicals demonstrate management’s commitment to take appropriate action to deliver value for shareholders.

Execution of our plan has delivered strong results. From January 1, 2009 through October 24, 2013 (the date of the Performance Chemicals announcement), DuPont total shareholder return has been 196 percent, nearly double the 116 percent for the S&P 500, and 101 percent for DuPont’s proxy peers. Also, DuPont has returned more cash to shareholders by way of dividend and share repurchase than the average of the S&P 500 and DuPont’s proxy peers.

For your information, I have attached a copy of a letter written by Ellen to our shareholders on November 5th. In it, she explains our confidence in DuPont’s distinct competitive advantage and in our ability to deliver value for shareholders by capitalizing on the growth opportunities presented in DuPont’s target markets.

We look forward to our discussion.

Very truly yours,

Alexander M. Cutler
Lead Director
DuPont Board of Directors

cc:	DuPont Board of Directors Ellen Kullman, Chair and CEO Nick Fanandakis, CFO
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TRIAN FUND MANAGEMENT, L.P.	California State Teachers’
280 Park Avenue, 41st Floor	Retirement System
New York, NY 10017	100 Waterfront Place
West Sacramento, CA 95605

November 5, 2013

By Federal Express

Mr. Alexander M. Cutler, Lead Director
c/o Corporate Secretary
DuPont Company
1007 Market Street
D9058
Wilmington, DE 19898

Dear Mr. Cutler:

As you may know, investment funds managed by Trian Fund Management, L.P. (“Trian) beneficially own approximately $1.3 billion of DuPont common stock, making Trian one of DuPont’s largest stockholders. In addition, CalSTRS (the California State Teachers’ Retirement System), beneficially owns approximately $250 million of DuPont common stock. CalSTRS is the largest educator-only pension fund in the world and has a portfolio valued at $172 billion as of September 30, 2013. Trian is a multi-billion dollar alternative asset management firm founded in 2005 by Nelson Peltz, Peter May and Edward Garden. Representatives of Trian currently sit on the Board of Directors of Ingersoll-Rand, Family Dollar, Tiffany, Wendy’s and Legg Mason, and recently completed service on the Board of Heinz.

Trian first reached out to DuPont management in late June. Our goal was to discuss DuPont’s business and to present numerous initiatives to create shareholder value, including the separation of certain of DuPont’s businesses. However, despite repeated attempts to engage in constructive dialogue over the past four months, Trian has had only two meetings with senior management and/or DuPont’s advisors, and only one which included DuPont’s Chair and CEO Ellen Kullman. We are disturbed by the lack of interaction. Of all the investments Trian has made over the years, Trian has never experienced a management team so reluctant to engage in a dialogue. For example, despite repeated attempts on Trian’s part, there has not been a meeting to review Trian’s financial model. Most management teams and their advisors want to spend time to understand and debate the assumptions regarding sales growth, margins, valuation multiples, pension, stranded costs, etc. This is not the case with DuPont. Further, we are also disturbed that DuPont’s management team is treating Trian differently than other

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stockholders, by refusing to allow Trian to attend an investor group field trip to DuPont Pioneer on November 19. We believe best-in class operating performance starts with a culture that welcomes respectful confrontation, transparency and meaningful stockholder engagement, even when a stockholder may hold views that may differ from those of management and/or the Board. We note that we discussed the addition of a Trian representative and an industry-insider to the Board as a way to ensure that stockholder perspectives are adequately represented, yet that idea was rejected by the Board without even meeting with Trian.

Meanwhile, we are concerned that management continues to struggle operationally as evidenced by Q3 2013 earnings, released on October 22, 2013. On the surface, headline Operating EPS appears to have exceeded Street expectations, at 45 cents vs. consensus of 41 cents; however, the company included a number of non-recurring, non-operating items in this metric. For example, DuPont’s Q3 Operating EPS included a $26 million gain from an equity re-measurement related to an Agriculture acquisition, a $30 million benefit from an asset revaluation in a Performance Materials joint venture and a one-time tax rate benefit of nearly 800 basis points (these three items increased earnings by 9 cents this quarter). Further, in December 2012, DuPont amended its reporting policy to permanently “add back” several income statement expense items, such as pension and retirement benefits, which amounted to 17 cents per share for Q3 2013. We are troubled that the company includes one-time gains and tax benefits in operating earnings, but excludes ongoing pension and post-retirement expenses and “significant items” that negatively impact the income statement quarter after quarter. While sales and operating profits in the Electronics and Communications and Safety and Protection segments were up in Q3 year-over-year, both segments are projected to report lower operating profits in 2013 on a two-year stacked basis. Street analysts project operating profits in the Nutrition and Health segment, a supposed growth business also benefitting from “realized” acquisition synergies (Danisco acquisition), to be lower by approximately 9% for the full year versus 2012. Lastly, the company lowered Q4 2013 guidance as it pulled several one-time items forward into Q3.

While we support DuPont’s recent announcement to separate Performance Chemicals, we believe that such a separation is insufficient, in and of itself, to maximize long-term stockholder value. Thus far, we have not asked to meet with members of DuPont’s Board of Directors. However, based on the lack of interaction with management, Trian and CalSTRS are now requesting a meeting with you (and perhaps other directors). As Lead Director, we understand that one of your responsibilities, if requested by major shareholders, is to ensure that you are available for consultation and direct communication. With deadlines for shareholder proposals and director nominees fast approaching, time is of the essence.

We are large stockholders of DuPont and desire to enhance long-term value for all stakeholders. We are hoping to work privately and constructively with you, the Board and management.

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We look forward to meeting with you.

Very truly yours,

Edward P. Garden	Anne Sheehan
Founding Partner and Chief Investment Officer	Director of Corporate Governance
Trian Fund Management, L.P.	CalSTRS
212 451 3075	916 414 7410
egarden@trianpartners.com	asheehan@calstrs.commailto:asheehan@calstrs.com

TRIAN PARTNERS DELIVERS LETTER AND WHITE PAPER SUMMARY TO DUPONT BOARD

Says Conglomerate Structure Is Destroying Shareholder Value;

Suggests Initiatives It Believes Can Double Share Value In Three Years;

Plans To Meet With DuPont Shareholders

NEW YORK, September 17, 2014 – Trian Fund Management, L.P. (“Trian”), whose investment funds beneficially own approximately $1.6 billion of the outstanding shares of E. I. du Pont de Nemours and Company (NYSE: DD), today said it has sent a letter to DuPont’s Board of Directors analyzing how DuPont’s conglomerate structure is destroying shareholder value. The letter and accompanying White Paper Summary also detail initiatives DuPont should take that Trian believes can significantly improve DuPont’s financial performance and double the value of its common stock within three years. Trian plans to meet with DuPont shareholders to present its analysis and strongly recommends that the DuPont Board meet shareholders without management present to hear their views.

Trian’s letter to the DuPont Board (see below) and a summary of its White Paper on DuPont can be found at: www.TrianWhitePapers.com.

September 16, 2014

By Federal Express and email c/o Erik.T.Hoover@dupont.com

The Board of Directors

c/o Corporate Secretary

DuPont Company

1007 Market Street

D-9058

Wilmington, DE 19898

Dear Members of the Board:

Investment funds managed by Trian Fund Management, L.P. (collectively, “Trian”) currently beneficially own approximately $1.6 billion of the outstanding shares of E. I. du Pont de Nemours and Company (“DuPont” or the “Company”), making Trian one of DuPont’s largest shareholders.

As you know, Trian has engaged in a private dialogue for more than a year with DuPont’s management and the Lead Director regarding specific initiatives we believe can significantly improve the Company’s financial performance. While we applaud the announced spin-off of Performance Chemicals, the Fresh Start initiative and the $5 billion share buyback authorization, we believe strongly that, by themselves, these moves are not enough to optimize shareholder value. We would have preferred to continue working privately with management and the Board, but it is now clear that the Board is not willing to hold management accountable for continuing underperformance and repeated failures to deliver promised revenue and earnings targets. Therefore, we can no longer be silent as DuPont continues to struggle to execute what we are convinced is a flawed business plan, especially as we have a solution that we believe could double the value of DuPont’s shares over the next three years.

Trian believes the reason for DuPont’s persistent underperformance is very simple: DuPont’s conglomerate structure is destroying value. Even after the spin-off of Performance Chemicals, which is expected to be completed in mid-2015, DuPont will remain an inefficient conglomerate characterized by:

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1) Excessive holding company costs – we estimate $2 to $4 billion of excess corporate costs including $1 billion of publicly disclosed unallocated corporate expenses (corporate expenses include the maintenance of a country club, a 1,252-seat theatre and a 217-room hotel).[1]

2) Disparate businesses and overwhelming complexity have rendered the management team incapable of meeting its own guidance.

3) Bureaucracy and a lack of accountability have led to below-peer organic revenue growth and margins in most segments.

4) An inefficient capital structure limits total shareholder returns (TSR) over time.

5) A persistent conglomerate discount because it is neither a pure-play growth company, nor a cyclical recovery play nor a capital return story. Importantly, it fails to deliver low EPS volatility and strong EPS growth, the fundamental rationale for a conglomerate.

The conglomerate structure and resulting inefficiencies have led to subpar financial performance and low management credibility. Listed below are just some of the major missteps shareholders have endured:

•	In 2012, DuPont announced the sale of its Coatings business to private equity. At the time, Coatings generated $339 million of EBITDA (earnings before interest, taxes, depreciation and amortization). Today, that same business (now called Axalta) generates $813 million of EBITDA, an improvement of 140% as the private equity owners have reduced unnecessary costs.[2]

•	In August 2014, Axalta’s private equity owners filed an S-1 to take the company public. The Axalta S-1 discloses that pro forma EBITDA in 2011 was $568 million, $229 million (or 67%) higher than the $339 million originally reported by DuPont in the same year.[3] This implies that DuPont burdened the Coatings segment with $229 million of excess corporate costs in 2011 (representing over 5% of Coatings sales at the time).[4]

•	DuPont transferred wealth to private equity owners by selling Coatings instead of spinning it off to shareholders tax-free. In 2013, DuPont received after-tax cash proceeds of $4 billion, or $4.37 per share, for the Coatings business.[5] Trian believes a standalone Coatings business would be worth $11.79 per share if Coatings had been spun-off tax-free, achieved the same operating improvements that private equity has executed (i.e. was run efficiently), and traded at a peer multiple.[6] In effect, DuPont transferred $7.42 per share or $6.8 billion to private equity investors at the expense of its shareholders.

•	In 2011, DuPont paid 12.2x EBITDA for Danisco which was intended to provide more growth to the portfolio.[7] Since the acquisition, Danisco’s organic revenue growth has declined by one-third and margins are approximately half of what they were in 2010 (pro forma for claimed synergy realization of $130 million and portfolio composition).[8]

•	Since 1998, DuPont has been in a state of perpetual transformation – having divested or separated businesses generating more than $40 billion of revenue and acquired businesses generating nearly $12 billion of revenue – yet 16 years later, the stock price has declined 21% from its 1998 peak.[9]

•	Earnings are down since 2011. 2014 earnings per share (EPS) are now expected to be $4.05, down from $4.32 in 2011, despite spending ~$11.6 billion on net investments during the same timeframe excluding net capital invested in mergers and acquisitions (M&A) of $1.7 billion.[10] Management has failed to achieve its target of 12% long-term EPS growth.[11]

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•	Management is unable to forecast the results of the business. In June 2014, DuPont lowered and/or missed earnings guidance for the third consecutive year.[12]

•	After failing to achieve long-term operating targets presented at its 2011 Investor Day, DuPont lowered targets in six of seven segments at its 2013 Investor Day.[13]

•	DuPont’s organic revenue growth and margins, the operating metrics that ultimately determine success or failure, trail peers in five of seven segments.[14]

•	DuPont management has resorted to “manufacturing” earnings to meet guidance. In 2013, non-operating benefits contributed 27 cents of headline EPS. Such benefits include a pull-forward of seed sales, one-time investment gains and lower-than-expected taxes.[15]

•	During current management’s tenure (since 2009), “significant items” (defined as one-time earnings “addbacks” according to the Company) have totaled $2.3 billion, increasing headline EPS by ~8% per annum on average.[16] Addbacks, which are not extraordinary when they occur every year, have averaged $663 million annually over the past three years (2011-13).

•	DuPont has significantly underperformed diversified chemical companies and industrial conglomerates in TSR and EPS growth over virtually all time frames.[17]

As we have discussed, we believe DuPont should implement the following strategic and operating initiatives (the “Trian Initiatives”) to optimize long-term value for shareholders:

1)	Separate DuPont into GrowthCo (Agriculture, Nutrition and Health, Industrial Biosciences) and CyclicalCo/CashCo (Performance Materials, Safety and Protection, Electronics and Communications), in addition to the announced separation of Performance Chemicals

2)	Commit to the elimination of unnecessary holding company costs, the implementation of zero-based budgeting, and a timeframe for best-in-class revenue growth and margins in each business, by segment

3)	Commit to a shareholder-friendly capital allocation policy at the low-growth and highly cash generative CyclicalCo/CashCo and a prioritization of high return on invested capital (ROIC) organic growth initiatives at GrowthCo

4)	Implement the following corporate governance initiatives:
a.	Put an end to extraordinary charges (or “significant items”)
b.	Commit to best-in-class transparency and consistency of reporting

The Trian Initiatives will eliminate the inefficient holding company structure by creating two autonomously-managed businesses (three including Performance Chemicals). The separation is a means to an end as we believe it will significantly increase the probability that the individual businesses eliminate the significant operational performance gap versus peers (see a detailed explanation in the attached summary of our White Paper) and achieve a valuation multiple re-rating. The Coatings case study shows us the profit potential of DuPont if it was managed efficiently. Accordingly, the primary driver of value creation in our financial model is operational improvement, not a simplistic sum-of-the-parts. We believe the Trian Initiatives have the potential to double the value of DuPont’s stock over the next three years.

DuPont represents one of the largest positions in our portfolio and we have recently increased our position. Trian has a strong vested interest in the future of the Company’s businesses. We take pride in our reputation as a long-term shareholder with a proven history of working constructively with boards and management teams to implement value added strategic and operating initiatives. We have discussed adding a Trian

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representative and an industry-insider to the Board with you to ensure that shareholder perspectives are adequately represented, yet that idea has been summarily rejected. Therefore, we will begin to meet with other shareholders to present our White Paper and discuss our views. Ultimately, the shareholders will decide the right path forward for DuPont. In addition, we will continue to closely monitor DuPont’s performance – and we strongly recommend that instead of dismissing our initiatives, Board members meet shareholders without management present to learn their views. We believe such a dialogue would be enlightening and provide the Board with a valuable new perspective.

At many underperforming companies, the management team has an “information advantage” and board members are apt to unknowingly defer to management’s rhetoric. We have reviewed DuPont’s presentation titled “Leveraging Good Governance and Strategic Vision to Build a Sustainable Future” dated September 2014 which claims the leadership team “outperformed peer firms in total shareholder return, operating EPS growth,” “exceeded management’s financial targets,“ “achieved operational and cost productivity objectives,” improved margins “by 540 basis points” and “successfully integrated Danisco.” In order to assist you in discerning rhetoric from reality, we are attaching a summary of our White Paper which provides more information regarding our analysis of DuPont’s value-creation potential. We remain willing to engage in discussions with you at any time.

Very truly yours,

Nelson Peltz Founding Partner & Chief Executive Officer	Peter May Founding Partner & President	Ed Garden Founding Partner & Chief Investment Officer

Matt Peltz Partner & Senior Analyst	Brian Jacoby Partner & Senior Analyst

End Notes

[1] For theatre: http://duponttheatre.com/theatre-rental/. For hotel: http://www.hoteldupont.com/accommodations-en.html. Sources for $1 billion unallocated corporate expense are DuPont Q4 2013 earnings release, 2013 10-K and Q2 2014 earnings release. This figure includes operating income/expense reported as “Other” (income/expense from activities that DuPont doesn’t allocate to its seven reported business segments) and “corporate” expenses, but excludes related depreciation and amortization (D&A) (calculation estimates total unallocated cash corporate expenses). Estimates LTM corporate D&A by looking at corporate D&A as a % of total D&A in 2013 and applying that percentage to LTM D&A.The $2-$4 billion excess corporate expense range is a Trian estimate based on public information – sources are DuPont 2013 10-K, DuPont Q2 2014 Press Release, DuPont 2011 10-K and Axalta Coatings Systems Ltd. S-1 filing as of 8/20/2014. More details on Trian’s excess corporate calculation methodology is set forth on pages 14 and 15 of Trian’s letter and analysis found at www.TrianWhitePapers.com.

[2] Source: Axalta Coatings Systems Ltd. S-1 filing as of 8/20/2014, DuPont 2011 10-K and DuPont Q4 2011 earnings report. Analysis compares pro forma last twelve months (LTM) EBITDA as of 6/30/2014 based on the S-1 with the Coatings EBITDA figure in 2011 based on DuPont’s filings (2011 was the last full fiscal year DuPont reported the segment). The 2011 figure allocates DuPont’s unallocated corporate expense as a % of segment sales to Coatings.

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[3] Source: Axalta Coatings Systems Ltd. S-1 filing as of 8/20/2014, DuPont 2011 10-K and DuPont Q4 2011 earnings report. Analysis compares the pro forma EBITDA from 2011 based on the Axalta S-1 with the Coatings EBITDA figure in 2011 based on DuPont’s filings (2011 was the last full fiscal year DuPont reported the segment). The 2011 DuPont figure allocates DuPont’s unallocated corporate expense as a % of segment sales to Coatings. Axalta EBITDA figure adds adjusted operating income plus depreciation for EBITDA calculation.

[4] Source: DuPont 2011 10-K.

[5] Source: DuPont 2013 10-K and DuPont Q2 2014 10-Q. DuPont’s after-tax proceeds are divided by DuPont’s outstanding shares as of 7/15/14 (which is 915,242,000).

[6] Source: Axalta S-1 Filings and Capital IQ. Uses peer average multiple of 13.3x (Sherwin-Williams, Valspar and PPG average multiples (based on PPG Goldman Basic Materials Conference presentation on 5/8/13)) and applies it to LTM EBITDA as of Q2 2014 of $813 million.

[7] Source: Danisco 2010 annual report and quarterly filing as of Q3 2011, DuPont Q4 2012 earnings report and Trian calculations. Acquisition multiple uses the final 700 DKK per share offer price (for Danisco).

[8] Source: DuPont Q4 2012 earnings transcript (1/22/2013), various DuPont press releases, various Danisco Annual Reports and 2011 DuPont Investor Day presentation and transcript (held on December 12, 2011). For margin performance over time, analysis uses Danisco’s 2010 financial metrics as the starting point. Danisco’s financial metrics are converted into US dollars at 5.6x DKK per 1 USD. Trian’s analysis refers to current Danisco as the sum of DuPont’s Nutrition & Health and Industrial Biosciences segments. Danisco historical growth rate is organic growth from FY2005-2010 or 5.2%. Trian has attempted to exclude segments sold by Danisco before the DuPont acquisition when possible; as such, FY2006 growth measures only Danisco’s ingredient growth and excludes sugar while FY 2007 growth excludes flavours. Analysis also pro-forma adjusts historical Danisco metrics by adding DuPont’s legacy Nutrition & Health business to standalone historical Danisco metrics (2010 revenue and operating profit).

[9] Source: SEC filings, various DuPont Databooks, Bloomberg and Trian estimates. Analysis assumes a starting point in 1997, the year before DuPont embarked on its perpetual transformation. Major subsequent separations include Conoco (1997 revenue), Pharmaceuticals (2000 revenue), Textiles (2003 revenue), Coatings (2011 revenue) and Performance Chemicals (2013 revenue). At the time of their respective acquisitions, Pioneer generated revenue of $1.8 billion in (FY1998) and Danisco generated revenue of $2.7 billion in (CY2010). It is now estimated that these businesses generate nearly $12 billion in revenue assuming 70% of Agriculture sales are related to original Pioneer assets, and 67% of Nutrition & Health sales and 100% of Industrial Biosciences sales are related to original Danisco assets (based on DuPont’s 2013 Databook). Compares peak share price of DuPont occurring on 5/20/1998 with current share price on 9/8/2014.

[10] For the 2011 EPS metric, analysis assumes the same reporting methodology that the company now uses for significant items (since December 2012, the company has been adding back non-operating pension and other post-employment benefits (OPEB) expenses for EPS metrics). For 2011’s non-operating pension and OPEB expense “addback”, analysis uses DuPont’s 2013 Databook. Analysis also applies a 33% tax rate to these 2011 addbacks based on the “Historical Operating Earnings” previously found on DuPont’s website (and available from Trian upon request) and current tax rates on non-operating pension and OPEB. Net investments includes net capital expenditures and R&D from 2012-2014E. Analysis uses 2014 YTD figures from SEC filings for other investing activities such as investments in affiliates and proceeds from the sale of assets, pro-rates R&D expenses for 2014 based on historical levels (for the six-month period ended June 30, 2014), and uses Bloomberg estimates for capital expenditures for 2014 (consensus expectations). Net M&A includes the enterprise value of the Danisco acquisition (June 2011) offset by the proceeds from the Coatings divestiture. Assumes $0 for other investing activities during the second half of 2014 as they appear to be non-recurring in nature.

[11] Source: 2011 and 2013 Investor Day presentations.

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[12] Source: Various company earnings releases and Q4 2012 earnings presentation. DuPont lowered and/or missed earnings guidance in 2012, 2013 and 2014. 2012: On December 13, 2011 , DuPont issued initial guidance of $4.20-$4.40, including 41 cents of income contributed by the Coatings business. On October 23, 2012, management lowered EPS guidance to $3.25-$3.30, but excluded income contributed by the Coatings business (as the Coatings sale was announced in August 2012). If the Coatings contribution were included in the updated guidance issued in October, we estimate that the updated range would have been $3.66-$3.71, representing a 14% reduction from the previously announced guidance. (We note that, prior to December 2012, the company was not yet adding back non-operating pension/OPEB expenses— Trian's analysis throughout this letter attempts to conform all historical reporting metrics (e.g. EPS, EBITDA and PTOI) to the Company's new reporting methodology by adding back non-operating pension/OPEB expenses where appropriate. We estimate that the non-operating pension/OPEB "addback" applicable to the 2012 guidance was ~$0.56/share (based on management's commentary on the December 13, 2011 earnings release), and therefore estimate that if management’s current reporting methodology were used, the initial 2012 guidance range would have been $4.76 to $4.96 and the revised 2012 guidance range would have been $4.22-$4.27 including Coatings). 2013: On June 13, 2013, DuPont pre-announced a weaker than expected second quarter (2013) and revised EPS guidance expectations to the low end of the previously announced range of $3.85-$4.05. While DuPont appears to have met its original 2013 EPS guidance of $3.85-$4.05, having reported $3.88, we highlight the fact that DuPont’s 2013 earnings include an estimated 27 cents of earnings from one-time benefits that we view as “manufactured earnings” (including 9 cents from the “pull-forward” of seed shipments, 5 cents from equity re-measurement gains/benefits associated with a joint venture and 13 cents from a non-recurring benefit resulting from a lower than expected tax rate (which was described as a “true-up” by management)). 2014: On June 26, 2014, DuPont pre-announced a weaker than expected second quarter and revised EPS guidance to $4.00-$4.10, versus the previous guidance of $4.20-$4.45 (which was reiterated on April 17, 2014).

[13] Source: DuPont’s “Historical Operating Earnings” reports, 2011 and 2013 Investor Day presentations and Trian estimates. For 2011’s long-term targets for operating margins, analysis estimates the addbacks for non-operating pension and OPEB expenses as a percentage of 2011 sales and applies to the original 2011 targets (to conform the original 2011 margin targets to DuPont’s new reporting methodology reflected in current 2013 targets which adds back non-operating pension and OPEB expenses). On that more comparable basis, we believe that DuPont’s management lowered long-term targets for adjusted operating profits in all segments except for Agriculture – revenue growth and/or margin targets were lowered in six of seven segments.

[14] See charts on pages 9 and 10 of Trian’s letter and analysis found at www.TrianWhitePapers.com and related footnotes for illustration of underperformance and peer disclosure. DuPont’s organic growth trails peers in the Agriculture - Crop, Safety & Protection, Performance Materials, Performance Chemicals, Nutrition & Health and Industrial Biosciences segments. DuPont’s margins trails peers in the Safety & Protection, Agriculture, Electronics & Communications, Nutrition & Health and Industrial Biosciences segments. Source: SEC filings and annual and quarterly reports of companies cited. Organic compounded annual growth rate (CAGR) excludes currency and M&A when possible as DuPont does not disclose currency expense items by segment. Organic revenue CAGR for DuPont excludes the impact of M&A/portfolio changes as disclosed by the company. Organic growth for segments measures growth from 2008 (the year prior to Management’s current tenure) through 2013 for all reported segments except Nutrition & Health and Industrial Biosciences, of which the majority of those businesses were acquired with Danisco (June 2011) and therefore are measured over a period beginning in Q2 2012 (after one year of ownership).

[15] Source: Company press releases. In 2013, management includes a number of one-time, non-operating benefits in EPS – such benefits include one-time gains of $56 million (5 cents), a lower than expected tax rate of 20.8% versus 23.5% (13 cents, a 23.5% tax rate was guided by management) and $100 million of earnings from the earlier timing of seed shipments (9 cents).

[16] Source: Company press releases, Trian estimates and various DuPont Databooks. Analysis estimates all significant non-recurring income statement expenses as a percentage of EPS before non-operating pension and OPEB.

[17] See charts on page 8 of Trian’s letter and analysis found at www.TrianWhitePapers.com which benchmark DuPont’s TSR and EPS performance versus peers from 6/30/08 through 9/8/2014 (our estimate of the most recent / last cycle), the last 10 years and the last 20 years.

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About Trian Fund Management, L.P.

Founded in 2005 by Nelson Peltz, Peter May and Ed Garden, Trian seeks to invest in high quality but undervalued and under-performing public companies and to work constructively with the management and boards of those companies to significantly enhance shareholder value for all shareholders through a combination of improved operational execution, strategic re-direction, more efficient capital allocation and increased focus.

Media Contact:

Anne A. Tarbell

(212) 451-3030

atarbell@trianpartners.com

The views expressed in this press release represent the opinions of Trian Fund Management, L.P. (“Trian”) and the funds it manages (collectively, “Trian Partners”), and are based on publicly available information with respect to E. I. du Pont de Nemours and Company (the “Issuer”). Trian Partners recognizes that there may be confidential information in the possession of the Issuer that could lead it to disagree with Trian Partners’ conclusions. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Trian Partners disclaims any obligation to update the data, information or opinions contained in this press release.

Certain financial information and data used herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. Neither Trian Partners nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of companies referred to herein will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee that actual results or performance of the Issuer will not differ, and such differences may be material.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This press release does not recommend the purchase or sale of any security. Funds managed by Trian currently beneficially own, and/or have an economic interest in, shares of the Issuer. These funds are in the business of trading – buying and selling– securities. It is possible that there will be developments in the future that cause one or more of such funds from time to time to sell all or a portion of their holdings of the Issuer in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

This press release contains forward-looking statements. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian Partners. Although Trian Partners believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this press release, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this press release, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this press release to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

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Bloomberg Television Interview with Christopher Ailman,
Chief Investment Officer, CalSTRS

September 17, 2014

Erik Schatzker, Host, Bloomberg Television: Is DuPont still a CalSTRS holding?

Christopher Ailman, Chief Investment Officer, CalSTRS: Yes it is, and in fact we’re an investor with Trian so I don’t know whether you want to call Trian a hedge fund or not. We consider them just a long equity manager, but we’re an investor with them. We are backing them and their move in DuPont.

Christopher Ailman, Chief Investment Officer, CalSTRS: We think DuPont—if you look at DuPont as a company.

Erik: Ah see this is what I was getting to –

Christopher Ailman, Chief Investment Officer, CalSTRS: Yes so if you look at DuPont –

Erik: Just so everybody knows, just if you’d allow me a second to point out that Trian is the firm run by the self-styled activist, I guess, investor, Nelson Peltz who is calling for a break-up of DuPont, saying that the Board has failed shareholders, that there’s $4 billion dollars or so of excess costs. And what I understand, from what you just said, is that you’re fully behind Nelson Peltz and you’d like to see what? DuPont broken up? Or at the very least some changes at the Board, or a change in management that would, that would make the company more efficient and deliver, more, better returns for shareholders?

Christopher: Well you hit it right on the head. You stole my intro. But Erik, I think it’s a good contrast. We’ve been in DuPont for almost 30 years. We’re going to stay in DuPont for another 30 years. So we’re not a hedge fund. We’re an activist shareowner. So what we’re trying to say to DuPont is they’ve gotten way to heavy at the top of the company. If you look at the holding company costs, they’re exorbitant. They’ve got two great business lines. We think that if separating them, they’re going to see some value, and I know in early trading the stock was up on the news. I think Wall Street is recognizing some of these long established companies really need to get thin – they need to put a Fitbit on and workout a little bit, lose some weight at the top and operate better in the middle of the company.